Exhibit 1.1
AGREE REALTY CORPORATION
$1,750,000,000 of
Shares of Common Stock
(par value $0.0001 per share)
Equity Distribution Agreement
April 24, 2026
Wells Fargo Securities, LLC
500 West 33rd St, 14th Floor
New York, New York 10001
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
BTIG, LLC
65 East 55th Street
New York, New York 10022
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Jefferies LLC
520 Madison Avenue
New York, New York 10022
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202
Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Samuel A. Ramirez & Company, Inc.
14 East 52nd St.
New York, New York 10022
SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172
Stifel, Nicolaus & Company, Incorporated
501 N. Broadway, 10th Floor
St. Louis, Missouri 63102
As Agents
Wells Fargo Bank, National Association
500 West 33rd Street
New York, New York 10001
Bank of America, N.A.
One Bryant Park
New York, New York 10036
Citibank, N.A.
390 Greenwich Street
New York, New York 10013
JPMorgan Chase Bank, National Association
New York Branch
270 Park Avenue
New York, New York 10017
Jefferies LLC
520 Madison Avenue
New York, New York 10022

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Morgan Stanley Capital Services LLC
1585 Broadway
New York, New York 10036

Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC, as agent
1271 Avenue of the Americas
New York, NY 10020
Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202
Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Stifel, Nicolaus & Company, Incorporated
501 N. Broadway, 10th Floor
St. Louis, Missouri 63102
As Forward Purchasers
Wells Fargo Securities, LLC
500 West 33rd St, 14th Floor
New York, New York 10001
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Jefferies LLC
520 Madison Avenue
New York, New York 10022
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, NY 10020
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Nomura Securities International, Inc. (acting through BTIG, LLC as agent)
309 West 49th Street
New York, New York 10019
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202
Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Stifel, Nicolaus & Company, Incorporated
501 N. Broadway, 10th Floor
St. Louis, Missouri 63102
As Forward Sellers
Ladies and Gentlemen:
AGREE REALTY CORPORATION, a Maryland corporation (the “Company”), and Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, each confirms its agreement (this “Agreement”) with each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Samuel A. Ramirez & Company, Inc., SMBC Nikko Securities America, Inc. and Stifel, Nicolaus & Company, Incorporated, each as sales agent, forward seller (except with respect to BTIG, LLC) and/or as principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) (in any such relevant capacity, each an “Agent”, and collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A. (or an affiliate thereof), Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Morgan Stanley Capital Services LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated, each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Forward Seller (as defined below), then such Forward Seller, shall be acting solely in its capacity as sales agent for a Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis. It is also understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares.
The Company proposes to issue, offer and sell to or through the Agents, in the manner and subject to the terms and conditions set forth herein of up to $1,750,000,000 aggregate gross proceeds (the “Maximum Amount”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (including shares of Common Stock borrowed and sold pursuant to a Confirmation (as defined below), the “Shares”). The Company agrees that whenever it determines to sell Shares directly to one or more Agents as principal, it will enter into a Terms Agreement relating to such sale in accordance with Section 3(f) of this Agreement, in substantially the form attached hereto as Exhibit 3(f). For the avoidance of doubt, any references in this Agreement to “Shares” shall not include any Confirmation Shares (as defined below).
The Company may also enter into one or more non-contingent forward transactions (the “Non-Contingent Forward Transactions”) with any of the Forward Purchasers or contingent forward transactions (the “Contingent Forward Transactions”) with Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A. (or an affiliate thereof), Jefferies, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC and Morgan Stanley Capital Services LLC, each as a Forward Purchaser (in such capacity, each a “Contingent Forward Purchaser”, and collectively, the “Contingent Forward Purchasers”) pursuant to separate forward sale transaction master confirmations (each in substantially the form attached hereto as Exhibit 3(b) or Exhibit 3(c), as applicable, and with such changes therein as the parties thereto may agree, a “Master Confirmation”) and the applicable supplemental confirmation in respect of the applicable forward transaction (each substantially in the form of Exhibit A attached to the applicable Master Confirmation and with such changes therein as the parties thereto may agree (a “Supplemental Confirmation” and, each Master Confirmation and Supplemental Confirmation in respect of a forward transaction, a “Confirmation” and, collectively, the “Confirmations”). In connection therewith, the Company and each Forward Purchaser understand that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through a Forward Seller, the applicable Placement Shares (as defined below) for sale on the terms set forth in this Agreement (any such Placement Shares, “Forward Hedge Shares”). Any shares of Common Stock to be delivered by the Company to the Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter referred to as “Confirmation Shares”.
The Company will contribute the Net Proceeds (as defined in Section 5(a)) from the sale of the Shares and any proceeds received under any Confirmation from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Direct Settlement Date (as defined in Section 5(a)) and on each day the Company is required to deliver Common Stock under any Confirmation, the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“OP Units”).
The issuance and sale of Shares in accordance with this Agreement will be effected pursuant to the Registration Statement (as defined below) that became automatically effective when filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 24, 2026, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.
The Company, each Agent and each Forward Purchaser agree as follows:
1.    Issuance and Sale of Shares. The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-295307), which contains a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents and Forward Purchasers, for use by the Agents and Forward Purchasers, copies of the prospectus included as part of such registration statement, as amended and as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in or incorporated by reference in a

Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 430C under the Securities Act, is called the “Registration Statement”. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any issuer free writing prospectus (as defined below), is called the “Prospectus”. As used herein, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, and “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. All references in this Agreement to (i) the Registration Statement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
2.    Placements.
(a)    Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify an Agent (and a relevant Forward Purchaser, if applicable) selected by the Company to sell certain Shares either (i) on behalf of the Company as sales agent (such Agent, in such capacity, the “Direct Seller”) or (ii) on behalf of the applicable Forward Purchaser (a “Placement Forward Purchaser”) as forward seller (such Agent, in such capacity, the “Forward Seller”; provided that, with respect to BTIG, LLC, the relevant Forward Purchaser is Nomura Global Financial Products, Inc. and the relevant Forward Seller is Nomura Securities International, Inc. (acting through BTIG, LLC, as its agent), as instructed by the Company by email notice or other method mutually agreed to in writing by the Company and the applicable Direct Seller or Forward Seller and Forward Purchaser, as applicable, containing the parameters in accordance with which it desires the Shares to be sold (such notice, a “Notice”), which shall specify whether (x) such Shares will be sold through the Direct Seller, as sales agent (a “Direct Sale”) in accordance with Section 3(a) below or (y) Forward Hedge Shares will be borrowed by or on behalf of the Placement Forward Purchaser and sold through the Forward Seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation (a “Forward Sale”) in accordance with Section 3(b) below. As used herein, “Placement Agent” shall refer to the Direct Seller or the Forward Seller, as applicable. The Notice, forms of which are attached hereto as Schedules 1-A (Direct Instruction Notice) and 1-B (Forward Instruction Notice), shall at a minimum include (I) the maximum amount of gross proceeds sought by the Company in respect of the Shares to be issued and sold, or with respect to a Forward Sale, the maximum Number of Shares to be borrowed and sold (in each case, such amount, the “Placement Amount” and, in the case of a Forward Sale, such amount, the “Aggregate Maximum Forward Hedge Amount”, and the Shares to be so issued and sold, or borrowed and sold, as applicable, the “Placement Shares”) by such Placement Agent, (II) the Trading Day(s) (as defined below) on which Placement Shares subject to such Placement are intended to be sold (each, a “Purchase Date”), (III) any limitation on the number of Placement Shares that may be sold on any single Trading Day and (IV) any minimum price below which Shares shall not be sold (the “Minimum Price”). With respect to a Forward Sale, such Notice shall also include, for purposes of the related Confirmation information set forth in Schedule 1-B hereto; provided, however, that the Company shall not deliver a Notice in respect of a proposed Forward Sale if the delivery of such Notice would result in (I) the sum of (1) the number of Confirmation Shares issued under all Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate “Capped Number” (as defined in each Confirmation) under all Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed “Capped Number” for the Confirmation related to such Notice exceeding (II) 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement. Notwithstanding the above, the Company shall not deliver a Notice to any Agent or Forward Purchaser, or execute a Confirmation or Terms Agreement with any Forward Purchaser or Agent if, at or after any Representation Date (as defined below), the Agents and Forward Purchasers have not received the certificates required under Section 7(o), the opinions required under Sections 7(p), 7(q) and 7(r) and the comfort letter required under Section 7(s), with respect to such Representation Date. The Notice shall originate from the Company and be sent by any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Placement Agent (and the Placement Forward Purchaser, if applicable) named in such Notice, as set forth on Schedule 2 (as such Schedule 2 may be amended from time to time). With respect to a Direct Sale, if the terms of a Notice contemplate that Placement Shares shall be sold on more than one Purchase Date, then the Company and such Placement Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Notice and confirmed by the relevant Placement Acceptance (as defined below) and be binding to the same extent as any other terms contained therein.
(b)    Any Notice with respect to a Direct Sale shall be effective as to a Direct Seller and the Company only upon receipt and confirmation of acceptance in writing by such Direct Seller to the Company of the terms of such Placement Notice by any means permissible under Section 15 (including by email) (a “Direct Acceptance”). With respect to a Notice delivered by the Company in connection with a Forward Sale relating to a Non-Contingent Forward Transaction, the Placement Forward Purchaser and the Forward Seller (each acting in its sole discretion) shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Notice was received, notify the Company that it chooses to (x) accept the terms proposed in such Notice, (y) decline to participate in the proposed Forward Sale or (z) propose an amended notice setting forth the terms upon which the Placement Forward Purchaser and the Forward Seller would participate in the proposed Forward Sale (such amended notice, an “Amended Notice”); provided, however, that in the case of clause (z), the Company may accept or reject the terms of such Amended Notice in its sole discretion no later than on the Trading Day following the Trading Day on which such Amended Notice was delivered (a Notice accepted by the Forward Seller and the Placement Forward Purchaser or Amended Notice accepted by the Company in accordance with this sentence, a “Forward Instruction Notice,” such acceptance, a “Forward Acceptance,” and the transaction resulting from such Forward Acceptance, a “Forward”). With respect to a Notice delivered by the Company in connection with a Forward Sale relating to a Contingent Forward Transaction, the relevant Contingent Forward Purchaser that is the Placement Forward Purchaser (acting in its sole discretion), if it wishes to do so, quote, on the same Trading Day such Notice is received, non-binding, indicative terms of such Contingent Forward Transaction, including the reference price, initial forward price, reference contingency premium, reference initial “delta”, maximum number of Shares underlying such Contingent Forward Transaction and contingency expiration schedule and any other relevant term (a “Contingent Forward Quote”), in which case the Company (acting in its sole discretion), if it wishes to do so, accept such terms proposed in such Contingent Forward Quote (as modified by agreement between the parties prior to such acceptance) by email notice (or other method mutually agreed to in writing by the Company and such Contingent Forward Purchaser) to such Contingent Forward Purchaser and such Contingent Forward Purchaser (acting in its sole discretion), if it wishes to do so, acknowledge such acceptance by email notice (or other method mutually agreed to in writing by the Company and such Contingent Forward Purchaser) (a Notice so accepted by Company and acknowledged by such Contingent Forward Purchaser shall also be deemed to constitute a “Forward Instruction Notice” for purposes of this Agreement, such acceptance and acknowledgement shall also be deemed to constitute a “Forward Acceptance” for purposes of this Agreement, and the transaction resulting from such “Forward Acceptance” shall also be deemed to constitute a “Forward” for purposes of this Agreement). No later than the opening of the Trading Day following “Trade Date” for the applicable Forward (which shall, subject to the terms of the Master Confirmation, be the last Trading Day of such Forward Hedge Selling Period in respect of such Forward), the Placement Forward Purchaser shall execute and deliver to the Company, and the Company, absent manifest error, shall promptly execute and return to the Placement Forward Purchaser, a Supplemental Confirmation, which, (x) in the case of a Non-Contingent Forward Transaction, shall set forth the “Trade Date” for such Forward, the “Effective Date” for such Forward (which shall, subject to the terms of the Master Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Confirmation) immediately following the Trade Date for such Forward), the initial “Number of Shares” for such Forward (which shall be the “Actual Sold Forward Amount” for such Forward Hedge Selling Period), the “Maturity Date” for such Forward, the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Forward Instruction Notice), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Forward Instruction Notice), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Forward Instruction Notice), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Instruction Notice for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Instruction Notice for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Forward Instruction Notice for such Forward) and (y) in the case of a Contingent Forward Transaction, shall set forth the terms based on the agreed terms set forth in the related Forward Acceptance. As used herein, a “Placement Notice” shall refer to a Notice with respect to a Direct Sale accepted by a Direct Acceptance or a Forward Instruction Notice, as applicable. As used herein, a “Placement Acceptance” shall refer to a Direct Acceptance or Forward Acceptance, as applicable.

(c)    Upon a Placement Acceptance, the Placement Notice shall be effective as to such Placement Agent and the Company unless and until (i) the Gross Proceeds (as defined below) in respect of the Placement Shares sold pursuant to such Placement Notice equals the applicable Placement Amount, (ii) the Company, the Placement Agent or, if applicable, the Placement Forward Purchaser suspends, cancels or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice to the Placement Agent (and the Placement Forward Purchaser, if applicable) with parameters superseding those of the earlier dated Placement Notice, (iv) the Placement Notice or this Agreement has been terminated under the provisions of Section 13 or (v) with respect to a Forward Sale, the entry into the relevant Supplemental Confirmation. The suspension, cancellation or termination of a, or the issuance of a subsequent, Placement Notice as set forth in the prior sentence shall not affect or impair the Placement Agent’s or, if applicable, the Placement Forward Purchaser’s respective rights or obligations with respect to any Placement Shares sold or borrowed and sold under such Placement Notice prior to such suspension, cancellation or termination (including with respect to Placement Shares sold that have not yet settled and, in the case of any Shares borrowed by or on behalf of the Placement Forward Purchaser and sold by or through a Placement Agent in connection with a Forward Instruction Notice, the obligation to enter into the resulting Supplemental Confirmation). The parties agree that no such notice under this Section shall be effective against another party to this Agreement unless it is made in writing (including by email) by one of the individuals named on Schedule 2 as being an authorized agent for notices in respect of such party, to one of the individuals named on Schedule 2 as being an authorized agent for notices with respect to such other party (as such Schedule 2 may be amended from time to time) (the foregoing, the “Notice Principles”).
(d)    The amount of compensation to be paid by the Company to the Agents in connection with a Direct Sale of the Placement Shares shall be determined based on a rate to be agreed upon by the Company and the Agents, and shall be disbursed in accordance with Section 5(a) or as otherwise agreed by the Company and the Agents. The compensation described in the previous sentence shall not apply (i) when an Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to such Agent as principal at a price agreed upon in such Terms Agreement or (ii) when an Agent acts as forward seller pursuant to a Forward Sale, in which case the compensation payable with respect to the sale of Forward Hedge Shares shall be paid by the Company through the determination of “Initial Forward Price” or “Forward Price” under the applicable Confirmation.
(e)    Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or duly authorized committee thereof and notified to the Agents in writing, nor shall the Company cause or request the offer or sale of any Placement Shares in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement or any Confirmation, in each case by the Company’s board of directors or duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange (as defined below), or in excess of the number or amount of Shares available for issuance on the Registration Statement. The Agents and the Forward Purchasers shall have no responsibility for maintaining records with respect to Shares or Confirmation Shares available for sale under the Registration Statement or approved for listing on the Exchange or for determining the number or aggregate gross or net sales price of Shares or Confirmation Shares duly authorized by the Company.
(f)    It is expressly acknowledged and agreed that none of the Company, any Agent or any Forward Purchaser will have any obligation whatsoever with respect to a Placement or any Shares unless and until (i) with respect to a Direct Sale, the Company delivers a Notice, and the applicable Placement Agent accepts the Notice through a Direct Acceptance, (ii) with respect to a Forward Sale, the occurrence of the applicable Forward Acceptance or (iii) with respect to a sale directly to an Agent as principal, the Company and such Agent enter into a Terms Agreement, and then only upon the terms specified in such Placement Notice, Confirmation or Terms Agreement, as applicable, and in this Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. In the event of a conflict between the terms of this Agreement and the terms of a validly executed Confirmation, the terms of the Confirmation will control. In the event of a conflict between the terms of this Agreement and the terms of a validly executed Terms Agreement, the terms of the Terms Agreement will control.
(g)    The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares or any sales of Shares shall only be effected by or through one Agent, acting as Direct Seller or Forward Seller, as applicable, on any Purchase Date. The Company shall in no event request that more than one Direct Seller or Forward Seller, as applicable, offer or sell Shares on the same Purchase Date.
3.    Sale of Placement Shares by the Agents.
Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Notice to a Direct Seller with respect to a Direct Sale, receipt of which is promptly confirmed by such Direct Seller through a Direct Acceptance, and unless the sale of the Placement Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement, the Direct Seller, for the period specified in such Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (“NYSE”) or any other primary trading market for the Common Stock, as applicable (the “Exchange”), to sell such Placement Shares up to the amount specified in such Notice, and otherwise in accordance with the terms of such Notice. For the purposes hereof, “Trading Day” means (i) with respect to Direct Sales, any day on which the Common Stock is traded on the Exchange, and (ii) with respect to Forward Sales, a Scheduled Trading Day as defined in the related Confirmation.
(a)    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth and subject to the terms of the Master Confirmation between the applicable Placement Forward Purchaser and the Company dated as of the date hereof, upon the Company’s issuance of a Notice to a Forward Seller and Placement Forward Purchaser with respect to a Forward Sale, which is promptly amended as necessary and agreed among the

Company, Forward Seller and Placement Forward Purchaser through a Forward Acceptance, and unless the sale of the Placement Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement or (x) an event that would permit the Placement Forward Purchaser to designate a “Early Valuation Date,” an “Early Termination Date” or a “Termination Settlement Date” (as each such term is defined in the relevant Master Confirmation) under, and pursuant to the provisions of the relevant Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the relevant Master Confirmation) has occurred, (i) the Placement Forward Purchaser (or agent thereof) will use its commercially reasonable efforts consistent with its normal trading and sales practices for similar transactions and applicable state and federal laws, rules and regulations and the rules of the Exchange, to borrow the number of Placement Shares up to, in the case of a Non-Contingent Forward Transaction, the Aggregate Maximum Forward Hedge Amount specified in the Forward Instruction Notice or, in the case of a Contingent Forward Transaction, the agreed maximum number of Shares underlying such Contingent Forward Transaction, and otherwise in accordance with the terms of such Forward Instruction Notice and Confirmation and (ii) the Forward Seller, for the period specified in the Forward Instruction Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange, to sell such borrowed Placement Shares up to, in the case of a Non-Contingent Forward Transaction, the Aggregate Maximum Forward Hedge Amount specified in the Forward Instruction Notice or, in the case of a Contingent Forward Transaction, the agreed maximum number of Shares underlying such Contingent Forward Transaction, and otherwise in accordance with the terms of such Forward Instruction Notice and Confirmation. Notwithstanding anything herein to the contrary, the Placement Forward Purchaser’s obligation to use (or cause its agent to use) its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to, in the case of a Non-Contingent Forward Transaction, the last paragraph of Section 3 of the Master Confirmation or, in the case of a Contingent Forward Transaction, Section 8(b) of the Master Confirmation.
(b)    With respect to Direct Sales, the Direct Seller will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which such Placement Shares were sold, the aggregate gross proceeds from such sales, the compensation payable by the Company to the Direct Seller pursuant to Section 2(d) with respect to such sales, an itemization of any deductions made by the Direct Seller (as set forth in Section 5(a)) for Transaction Fees (as defined below) payable in respect of such sales and the Net Proceeds payable to the Company.
(c)    [Reserved].
(d)    Unless otherwise set forth in the Placement Notice, the Placement Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker (which may include block transactions).
(e)    With prior consent of the Company, and subject to the terms of the Placement Notice, the Placement Agent may also sell Placement Shares in privately negotiated transactions.
(f)    The Company may also offer to sell Shares directly to an Agent, as principal, in which event such parties will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit 3(f) hereto (with such changes thereto as may be agreed upon by the Company and such Agent from time to time), relating to such sale. Any sales of Shares pursuant to a Terms Agreement will be made in accordance with the terms of this Agreement and the applicable Terms Agreement. The commitment of an Agent to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and shall be subject to the terms and conditions herein set forth.
(g)    The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Placement Shares as sales agent or that any Forward Purchaser or Forward Seller, as applicable, or any of their respective affiliates will be successful in borrowing and selling Placement Shares and (ii) no Placement Agent, Forward Purchaser or affiliate thereof will incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares (whether acting as Direct Seller or as Forward Seller) for any reason other than a failure by a Placement Agent, Forward Purchaser or affiliate thereof to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to borrow, if applicable, and sell such Placement Shares as required under this Section 3, and no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be agreed upon by such Agent and the Company in a Terms Agreement or pursuant to a Confirmation.
(h)    The aggregate number of Shares that may be sold pursuant to this Agreement and any Terms Agreement shall not exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this paragraph on the number of Shares issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and the Agents and Forward Purchasers shall have no obligation in connection with such compliance.
(i)    At each Applicable Time (as defined in Section 23(a)), execution of any Supplemental Confirmation and execution of any Terms Agreement, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Placement Agents to sell Shares as Direct Sellers or Forward Sellers or the Placement Forward Purchasers or their affiliates to borrow Shares, as described in this Section 3, shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement.

4.    Suspension of Sales.
(a)    The Company may, upon notice to the Agents and the Forward Purchasers in writing (by email correspondence to each of the individuals of the Agents and Forward Purchasers set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the Agents and Forward Purchasers set forth on Schedule 2), suspend any sale of Shares for any reason at any time, until the earlier of (i) the date the Company instructs the Agents to sell Shares or the Forward Purchasers to borrow and sell Shares through the Forward Sellers under this Agreement pursuant to the terms hereof or (ii) the date on which the Company instructs the Agents and Forward Purchasers that it is revoking its prior notice that it does not intend to sell Shares pursuant to this Agreement (such time period, a “Suspension Period” and, the dates referenced in clauses (i) and (ii) of this Section 4(a), a “Suspension Rescission Date”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Shares sold under this Agreement prior to the receipt of such notice, including with respect to any Shares sold that have not yet settled and with respect to the obligation to execute any Supplemental Confirmation with respect to any Shares sold by the applicable Forward Seller, or with respect to Shares that are subject to any Terms Agreement or outstanding Confirmation entered into prior to the receipt of such notice.
(b)    Notwithstanding any other provision of this Agreement, but subject to Section 4(c) below, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to the applicable Agents and Forward Purchasers in writing (including by email correspondence to each of the individuals of such Agent and Forward Purchaser set forth on Schedule 2 if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such Agent and Forward Purchaser set forth on Schedule 2), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is in possession of material non-public information or (ii) at any time during the period commencing on 10th business day prior to the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations and ending after the first full business day following such release.
(c)    If the Company wishes to offer or sell any Shares during any period described in Section 4(b)(ii) above (each such period, a “Blackout Period”), the Company will, as a condition to the giving or continuation of any Placement Notice, the entering into of any Confirmation or the entering into of any Terms Agreement, certify in writing to the applicable Agents (and Forward Purchasers, as applicable) that the Company is not in possession of any material non-public information, which certification shall be deemed to remain in effect during the applicable Blackout Period or time period specified in the applicable Placement Notice, Confirmation or Terms Agreement, whichever ends earlier, unless withdrawn by the Company.

(d)    If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M (as defined below) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties hereto and sales of Shares under any Placement Notice, Confirmation or Terms Agreement shall be suspended until such exemptive provisions or other exemptive provisions have been satisfied in the judgment of each party thereto unless otherwise agreed by an Agent and the Company pursuant to a Terms Agreement.
(e)    Upon receipt of any written notice contemplated in Section 7(k) (Notice of Other Sales) hereof, an Agent or Forward Purchaser may suspend its activity under any Placement Notice or any Terms Agreement for such period of time as such Agent or Forward Purchaser deems appropriate.
5.    Settlement of Placement Shares.
(a)    Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur (i) in respect of a Direct Sale, on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such date, a “Direct Settlement Date”, or (ii) in respect of a Forward Sale, the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such date, a “Hedge Settlement Date” and, each Direct Settlement Date or Hedge Settlement Date, a “Settlement Date”). The amount of proceeds to be delivered by the Direct Seller to the Company will be either (i) in the event the Company and the Direct Seller and have so mutually agreed, equal to the aggregate gross sales price tendered to the Direct Seller for the sale of Placement Shares (the “Gross Proceeds”) or (ii) equal to the aggregate gross sales price tendered to the Direct Seller for the sale of Placement Shares, minus the Direct Seller’s compensation for such sales payable by the Company pursuant to Section 2 hereof, and minus any further deduction (the “Transaction Fees”) for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales (the “Net Proceeds”). The Placement Agent shall notify the Company as promptly as practicable if there will be any deduction on account of any applicable Transaction Fees, and shall provide an itemization of any deductions to the Company in accordance with Section 3(c). In the event the Company and the Agent have mutually agreed to the delivery of Gross Proceeds on the Direct Settlement Date, the compensation payable to such Agent shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment shall be made by the Company promptly after its receipt thereof.
(b)    On or before each Direct Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Direct Seller’s or its designee’s account (provided the Direct Seller shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Direct Settlement Date, the Direct Seller will deliver the Net Proceeds (or Gross Proceeds, as applicable) in same day funds to an account designated by the Company. On or before each Hedge Settlement Date, the Placement Forward Purchaser (or its agent) will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided Forward Seller shall have given the Placement Forward Purchaser written notice of such designee prior to the Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Hedge Settlement Date, the Forward Seller will deliver an amount equal to the product of the (1) the Placement Shares for such Hedge Settlement Date and (2) per Share price agreed between the Forward Seller and the Forward Purchaser, for such Forward to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Hedge Settlement Date.
(c)    Default by Company or Transfer Agent. The Company agrees that if it, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Direct Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Sections 10(a) (Indemnification by the Company and the Operating Partnership) and 11 (Contribution) below, it will indemnify and hold each applicable Agent subject to a Placement Notice with respect to such Placement Shares harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as actually and reasonably incurred, arising out of or in connection with such default by the Company, and notwithstanding any such default by the Company, will pay to such Agent the commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
6.    Representations and Warranties.
(a)    Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to each Agent and each Forward Purchaser as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with each Agent and Forward Purchaser, as follows:
(i)    Registration Statement and Prospectuses. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act pursuant to the standards for such form as currently in effect and as in effect immediately prior to October 21, 1992 and the Shares have been and remain eligible for registration by the Company on such shelf registration statement. The Registration Statement was automatically deemed effective upon filing with the Commission on April 24, 2026. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the

Securities Act in connection with the offering of the Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) and complies in all other material respects with such Rule. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form.
(ii)    Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Agents or Forward Sellers, as applicable, pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects at the time it became effective and at each Applicable Time with the requirements of the Securities Act. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed and at each Applicable Time with the Securities Act. Each preliminary prospectus and the Prospectus delivered to the Agents or Forward Sellers, as applicable, for use in connection with the offering of any Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(iii)    Well-Known Seasoned Issuer. (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.
(iv)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied, comply and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement, the Prospectus or such issuer free writing prospectus when considered together with the Prospectus, as the case may be, (A) at the time the Registration Statement became effective, (B) with respect to any offering of Shares, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of such Shares, and (c) at each relevant Settlement Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(v)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable

Time and at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus (nor any one or more issuer free writing prospectuses when considered together with the Prospectus) nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(vi)    The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by the Agents or Forward Purchasers expressly for use therein.
(vii)    Issuer Free Writing Prospectuses. No issuer free writing prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
(viii)    Authorization and Description of Shares. The Shares to be sold through the Agents, as principals or agents, or Forward Sellers, as applicable, have been duly and validly authorized and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and, when issued and delivered pursuant to this Agreement or any Confirmation, will be fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company pursuant to this Agreement or any Confirmation is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or under any agreement to which the Company or any one of its subsidiaries is a party; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company or the Forward Sellers. The form of certificate for the Shares will be in valid and sufficient form in compliance with Maryland law and the NYSE requirements.
(ix)    Authorization of Shares Under the Confirmations. A number of shares of Common Stock equal to the Capped Number (as defined in the Confirmations) have been duly authorized and reserved for issuance upon settlement of the Confirmations and, when issued and delivered by the Company to the Forward Purchasers pursuant thereto, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the applicable Confirmation, the shares of Common Stock so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party or otherwise.
(x)    Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the financial statements appearing in the most recently filed Quarterly Report on Form 10-Q or, if more recent, the most recently filed Annual Report on Form 10-K (in each case as amended, if applicable) filed by the Company with the Commission (other than for subsequent issuances, if any, pursuant to this Agreement, the Master Confirmations and any related Supplemental Confirmation, any other underwritten public offerings and other than for subsequent issuances or share repurchases or cancellations, if any, pursuant to any employee benefit plans or dividend reinvestment plans described in the Registration Statement and the Prospectus or upon exercise of outstanding options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Registration Statement and the Prospectus, as the case may be, or upon the redemption of OP Units); all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and are free of any preemptive or similar rights. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any equity interests of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act (other than those that have been waived).
(xi)    Good Standing of the Company. Each of the Company and the Operating Partnership is a corporation and limited partnership, respectively, duly organized, validly existing and in good standing under the laws of the state of its formation, with full corporate or partnership power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(xii)    Good Standing of the Subsidiaries. Each of the direct and indirect subsidiaries of the Company (other than the Operating Partnership) is a corporation, limited liability company, limited partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule 5 hereto, except where the failure to be in good standing would not result in a Material Adverse Effect, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.
(xiii)    Subsidiaries. Other than as set forth on Schedule 5 hereto, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries (including the Operating Partnership) have been duly authorized and validly issued, are fully paid and non-assessable and are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Registration Statement and the Prospectus.
(xiv)    Significant Subsidiaries. The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X under the Securities Act are set forth in Schedule 5 hereto.
(xv)    Absence of Proceedings. There are no legal or governmental actions, suits, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company, the Operating Partnership or any of their subsidiaries, or to which the Company, the Operating Partnership or any properties of the Company, the Operating Partnership or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement or the Prospectus but are not described as required; (B) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or any Confirmation or the consummation of any of the transactions contemplated thereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Securities Act or the Exchange Act. The statements in the Registration Statement and the Prospectus under the heading “Material Federal Income Tax Considerations” fairly and accurately summarize the matters therein described.
(xvi)    Absence of Violation, Defaults and Conflicts. None of the Company, the Operating Partnership or any of their subsidiaries is: (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, except in the case of clause (ii), which violation would not reasonably be expected to have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (B) except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any Material Agreement (as defined below), indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties may be bound, and, to the Company’s knowledge, no such default is expected. All agreements, contracts or other arrangements that are material to the Company and the Operating Partnership are set forth on Schedule 4 of this Agreement (the “Material Agreements”).
(xvii)    Properties. (A) The Company owns either directly or indirectly through its subsidiaries and has good and marketable title in fee simple to all of the real properties (the “Properties”) described in the Registration Statement and the Prospectus as owned by them. To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would reasonably be expected to have a Material Adverse Effect; (B) to the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Company, the Operating Partnership or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which, in each case, if consummated would reasonably be expected to have a Material Adverse Effect; (D) the leases under which the Company or any of its subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity, except as would not reasonably be expected to have a Material Adverse Effect; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would reasonably be expected to have a Material Adverse Effect; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein.
(xviii)    Absence of Conflicts. Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any Confirmation by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby (including the application of the proceeds from the sale of the Shares and the proceeds received under any Confirmation as described in the Registration Statement and the Prospectus) and thereby: (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act, the listing of the Shares on the NYSE and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation, or by-laws (or analogous governing documents) of the Company, the Operating Partnership or any of their subsidiaries; or (B) (i) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any properties of the Company or the Operating Partnership or any of their subsidiaries may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any properties of the Company, the Operating Partnership or any of their subsidiaries, or (iii) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries may be bound, or to which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject.
(xix)    Independent Accountants. To the Company’s knowledge, the accountants who certified the financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (“PCAOB”).
(xx)    Financial Statements; Non-GAAP Financial Measures. The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other historical financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the audited financial statements, included or incorporated in the Registration Statement and the Prospectus, and the books and records of the

Company and its subsidiaries. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to the Securities Act. Any disclosures contained or incorporated in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.
(xxi)    Corporate Power. The Company has the corporate power to issue, sell and deliver the Shares as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; the execution and delivery of, and the performance by the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Operating Partnership, and this Agreement has been duly executed and delivered by the Operating Partnership and constitutes the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(xxii)    Enforceability of the Confirmations. The Confirmations have been duly authorized, executed and delivered by the Company and the Operating Partnership and constitute, or will constitute when executed, valid and binding agreements of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions thereof may be limited by federal or state securities laws or public policy considerations in respect thereof.
(xxiii)    No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (A) none of the Company, the Operating Partnership or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, as a whole; (B) there has not been any material change in the capital stock, or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of either of the Company or the Operating Partnership or the occurrence of or any development which may reasonably be expected to result in a Material Adverse Effect; and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with the past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(xxiv)    Title to Property. The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Registration Statement and the Prospectus, except such as are described in the Registration Statement and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Registration Statement and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.
(xxv)    Permitted Free Writing Prospectus. Neither the Company nor any of its subsidiaries has distributed or will distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by the Agents, as principals or agents for the Company, or the Forward Sellers, as applicable, other than the Prospectus and any free writing prospectuses identified in Schedule 3 hereto, reviewed and consented to by the Agents or Forward Sellers, as applicable.

(xxvi)    Absence of Manipulation. None of the Company, the Operating Partnership or any of their subsidiaries, nor any of the officers, directors or partners thereof has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Shares or facilitation of the sale or resale of the Shares.
(xxvii)    Prior Written Communications. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.
(xxviii)    Possession of Licenses and Permits. The Company, the Operating Partnership and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement and the Prospectus, where such failure to possess could have, individually or in the aggregate, a Material Adverse Effect, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus. The Company, the Operating Partnership and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus.
(xxix)    Disclosure Controls and Procedures; Internal Controls. The Company, the Operating Partnership and each of their subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and each of their subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company, the Operating Partnership and each of their subsidiaries are being made only in accordance with the authorization of management, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements, and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed Quarterly Report on Form 10-Q or, if more recent, the most recently filed Annual Report on Form 10-K (in each case as amended, if applicable), as the case may be, which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting, except as disclosed in the Registration Statement and the Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the Registration Statement and the Prospectus.
(xxx)    Cybersecurity. With such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: to the Company’s knowledge, there has been no material security breach, incident, or other compromise of the Company’s, the Operating Partnership’s or any of their subsidiaries’ information computer systems, networks, and databases (including, without limitation, the personal data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and each of their subsidiaries, (collectively, “IT Systems and Data”)); neither the Company, the Operating Partnership nor any of their subsidiaries have been notified of, or have knowledge of any event or condition that would reasonably be expected to result in, any material security breach, incident or other compromise to their IT Systems and Data; the Company, the Operating Partnership and each of their subsidiaries have implemented appropriate physical, technological and administrative controls designed to maintain and protect the integrity, confidentiality and availability of their IT Systems and Data, taking into account the nature, sensitivity and use of such IT Systems and Data, or as required by applicable regulatory standards in all material respects; and the Company, the Operating Partnership and each of their subsidiaries are presently in material compliance with all applicable laws or statutes, applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxxi)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.
(xxxii)    Payment of Funds. To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries nor any employee or agent of the Company, the Operating Partnership or any of their subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.
(xxxiii)    Foreign Corrupt Practices Act. None of the Company, the Operating Partnership or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxiv)    Money Laundering Laws. The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxv)    No Conflict with Sanctions Laws. Neither the Company, the Operating Partnership, or any of their subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the

U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimea Region of Ukraine, the non-designated controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or in any other country or territory that is the subject of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder or any proceeds received under any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Agents, Forward Sellers, Forward Purchasers, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company, the Operating Partnership and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(xxxvi)    Absence of Labor Dispute. No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or, to the Company’s knowledge, any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.
(xxxvii)    Tax Returns. Each of the Company, the Operating Partnership and their subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure to so file timely would not reasonably be expected to have a Material Adverse Effect and except as set forth in the Registration Statement and the Prospectus) and has paid all material taxes required to be paid by it and any material other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith. The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Registration Statement and the Prospectus) in respect of all federal, state, local and foreign taxes for all current or prior periods as to which the tax liability of the Company, the Operating Partnership and their subsidiaries has not been finally determined.
(xxxviii)    Registration Rights. No holder of any security of the Company or the Operating Partnership has any right to require registration of the Shares or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares.
(xxxix)    Possession of Intellectual Property. The Company, the Operating Partnership and their subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership and their subsidiaries with respect to the foregoing that would reasonably be expected to have a Material Adverse Effect.
(xl)    Investment Company Act. Neither the Company nor any subsidiary is now, and after sale of the Shares to be sold by the Company hereunder and under any Confirmation and the application of the net proceeds from such sale or such Confirmation as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” within the meaning of the Investment Company Act.
(xli)    Environmental Laws. To the Company’s knowledge, the Company, the Operating Partnership, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties or in a written summary maintained by the Company of the status of ongoing environmental projects at the Properties, each of which have been directly provided to the Agents, the Forward Purchasers or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or as disclosed in the Registration Statement and the Prospectus.
(xlii)    None of the Company, the Operating Partnership or any of their subsidiaries has at any time and, to the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports, the Registration Statement and the Prospectus and except for those circumstances that have not had or would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with

Hazardous Materials; provided, however, the tenants of the Company and the Operating Partnership may use Properties for their intended purpose, which may involve the handling, storing and transporting of Hazardous Materials.
(xliii)    To the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports or the Registration Statement and the Prospectus, and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.
(xliv)    None of the Company, the Operating Partnership or any of their subsidiaries has received written notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim against the Company, the Operating Partnership or any of their subsidiaries under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports, or the Registration Statement and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.
(xlv)    To the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports, the Registration Statement and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.
(xlvi)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.
(xlvii)    As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.
(xlviii)    As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous state or local laws.
(xlix)    REIT Qualification. Commencing with its taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and thereafter. No transaction or other event has occurred, and none of the Company, the Operating Partnership, or any of their subsidiaries has taken any action, that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2026 or future taxable years. Each of the Company’s direct or indirect subsidiaries that is treated as a corporation for U.S. federal income tax purposes will qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code. The Operating Partnership will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes.
(l)    Insurance. The Company, the Operating Partnership and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company, the Operating Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company, the Operating Partnership and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.
(li)    Title Insurance. The Company, the Operating Partnership and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not reasonably be expected to have a Material Adverse Effect.
(lii)    Distributions. Except as disclosed in the Registration Statement and the Prospectus (or pursuant to the terms of the indebtedness described therein), no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s assets or property to the Company or any other subsidiary of the Company.
(liii)    Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Confirmations or the issuance by the Company or sale by the Company of the Shares.
(liv)    Employee Benefits. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.
(lv)    No Equity Awards. To the knowledge of the Company, no stock option awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.
(lvi)    Authorized Capital Stock. The Company’s authorized capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(lvii)    NYSE. The outstanding shares of Common Stock and the Shares to be sold by the Company from time to time hereunder, including shares issued and delivered by the Company in settlement of any Confirmation, have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(lviii)    Statistical and Market-Related Data. The statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(lix)    Independent Directors. Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by NYSE and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.
(lx)    Absence of Further Requirements. The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the rules and the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described.
(lxi)    Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has any material lending or similar relationship with the Agents or any bank or other lending institution affiliated with the Agents; and (ii) the Company does not intend to use any of the proceeds from the sale of the Shares by the Company hereunder or any proceeds received under any Confirmation to reduce or retire the balance of any loan or credit facility extended by any affiliate of the Agents.
(lxii)    No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Agents or the Forward Sellers, as applicable, in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.
(lxiii)    Actively Traded Security. The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(lxiv)    Proprietary Trading by the Agents. The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell the Common Stock for their own account while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agents in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Agents in the Placement Notice (as amended by the corresponding Placement Acceptance, if applicable) or (ii) to the extent the Agents may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).
(b)    Officers’ Certificates. Any certificate signed by any officer of the Company or any authorized representative of the Operating Partnership and delivered to the Agents or Forward Purchasers or to counsel for the Agents or Forward Purchasers shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agents or Forward Purchasers as to the matters covered thereby as of the date or dates indicated on such certificate.
7.    Additional Covenants of the Company. Each of the Company and the Operating Partnership jointly and severally covenants with each Agent and each Forward Purchaser as follows:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will promptly notify the Agents and the Forward Purchasers of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of an Agent or a Forward Purchaser, as the case may be, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of such Agent or Forward Purchaser, as the case may be, may be necessary or advisable in connection with the distribution of the Shares by such Agent or Forward Purchaser (provided, however, that the failure of such Agent or Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect such Agent’s or Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents and the Forward Purchasers within a reasonable period of time before the filing and the Agents and the Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Agents and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).
(b)    Notice of Commission Stop Orders. The Company will advise the Agents and the Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any issuer free writing prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to each Agent and each Forward Purchaser and their respective counsel (at the expense of the Company), on or before their respective due dates, copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any issuer free writing prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, in such quantities and at such locations as each Agent or each Forward Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to an Agent or a Forward Purchaser to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to each Agent and each Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Continued Compliance with Securities Laws. If at any time during any period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Shares (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or the Forward Purchasers or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents or the Forward Purchasers, as applicable, to suspend the offering of Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents and the Forward Purchasers, as applicable, such number of copies of such amendment or supplement as the Agents and the Forward Purchasers, as applicable, may reasonably request. If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents and the Forward Purchasers, as applicable, to suspend the offering of Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)    Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Agents and the Forward Purchasers, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents and the Forward Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement).
(f)    Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.
(g)    Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Shares and the net proceeds received under each Confirmation in the manner specified in the Prospectus under “Use of Proceeds.”
(h)    Listing. During any period in which the Prospectus relating to the Shares is required to be delivered by any Agent or Forward Seller under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE. The Company will use its commercially reasonable efforts to cause all Shares delivered to the Forward Purchasers in settlement of any Confirmation to be listed on the NYSE.
(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. During the pendency of any Placement Notice given hereunder or any Terms Agreement, the Company shall provide the applicable Agent or Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including shares of Common Stock issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Agents and Forward Purchasers in advance.
(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise the Agents or Forward Purchasers, as applicable, promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents or Forward Purchasers, as applicable, pursuant to this Agreement.
(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents and the Forward Purchasers, or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as any of the Agents or the Forward Purchasers may reasonably request.
(n)    Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Shares were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Shares sold under this Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.
(o)    Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an

Agent as principal on a Settlement Date, each time an Agent or a Forward Purchaser shall reasonably request and each time the Company:
(i)    files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;
(ii)    files an Annual Report on Form 10-K under the Exchange Act;
(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or
(iv)    files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agents and the Forward Purchasers with (x) a certificate, in the form attached hereto as Exhibit 7(o) as promptly as possible and in no event later than three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents and Forward Purchasers with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or any Agent sells any Shares, the Company shall provide the Agents and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit 7(o), dated the date of the Placement Notice.

(p)    Opinion of Counsel for Company and the Operating Partnership. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(o) for which no waiver is applicable, the Company shall cause to be furnished to the Agents and the Forward Purchasers a written opinion and to the Agents and the Forward Sellers a 10b-5 statement of Honigman LLP, counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Agents and the Forward Purchasers, in form and substance satisfactory to the Agents and the Forward Purchasers and its counsel, dated the date that the opinion and 10b-5 statement is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(p), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents and Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)    Opinion of Tax Counsel. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(o) for which no waiver is applicable, the Company shall cause to be furnished to the Agents and the Forward Purchasers a written opinion of Honigman LLP, tax counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Agents and the Forward Purchasers, in form and substance satisfactory to the Agents and the Forward Purchasers and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(q), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents and the Forward Purchasers with a Reliance Letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)    Maryland Counsel Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(o) for which no waiver is applicable, the Agents and the Forward Purchasers shall have received the favorable opinion of Ballard Spahr LLP, Maryland counsel for the Company dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(r), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents and the Forward Purchasers with a Reliance Letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(s)    Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(o) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agents and the Forward Purchasers a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents and the Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(t)    Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act. In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock. For purposes of the foregoing, Affiliate means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.
(u)    Compliance with Laws. The Company, the Operating Partnership and each of their subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.
(w)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and an Agent in its capacity as principal or agent hereunder or a Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than the applicable Agent or Forward Purchaser, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by an Agent as principal or agent hereunder or by a Forward Seller as agent hereunder.
(x)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties to this Agreement and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties to this Agreement.

(y)    Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.
(z)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by any Agent or Forward Purchaser under the Securities Act or the Exchange Act in connection with the sale of such Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.
(aa)    Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Shares shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 6 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as a result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.
(bb)    Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued shares of Common Stock sufficient to enable the Company to satisfy its obligations to issue all Shares and Confirmation Shares pursuant to this Agreement, any Confirmation and any Terms Agreement.
8.    Payment of Expenses.
(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares to the Agents, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Shares under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto (which fees and disbursements of counsel shall not exceed $10,000), (v) the printing and delivery to the Agents and the Forward Purchasers of copies of any free writing prospectuses identified in Schedule 3 hereto and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by any of the Agents or the Forward Purchasers to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Shares (which fees and disbursements of counsel shall not exceed $10,000) and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.
(b)    Termination of Agreement. If this Agreement is terminated by the Agents in accordance with the provisions of Section 9 or Section 13(a)(i) or (v) hereof, the Company shall reimburse the Agents and the Forward Purchasers for all reasonable, accountable out of pocket expenses, including reasonable fees and disbursements of counsel actually incurred by the Agents and the Forward Purchasers in connection with the transactions contemplated by this Agreement, unless Shares having an aggregate offering price of $30,000,000 or more have previously been offered and sold under this Agreement; provided, however, that the Expenses shall not exceed an aggregate under this Agreement of $100,000.
9.    Conditions to the Agents’ Obligations. The obligations of the Agents and Forward Purchasers hereunder and under each Confirmation and Terms Agreement, as applicable, shall be subject to the continuing accuracy of the representations and warranties on the part of the Company set forth in Section 6 hereof, to the timely performance by the Company of its covenants and other obligations hereunder and under each Confirmation and Terms Agreement, as applicable, to the completion by the Agents and Forward Purchasers of a due diligence review satisfactory to each Agent and each Forward Purchaser in its reasonable judgment and to the continuing satisfaction (or waiver by the Agents and Forward Purchasers in their sole discretion) of each of the following additional conditions:
(a)    Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Shares contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any issuer free writing prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any issuer free writing prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any issuer free writing prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    No Misstatement or Material Omission. None of the Agents or Forward Purchasers shall have advised the Company that the Registration Statement or Prospectus, or any issuer free writing prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.
(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and each of their subsidiaries considered as one enterprise.
(e)    Opinion of Counsel for Company and the Operating Partnership. The Agents and the Forward Purchasers shall have received the favorable opinions of Honigman LLP, required to be delivered pursuant to Section 7(p) on the date on which such delivery of such opinion is required pursuant to Section 7(p).
(f)    Opinion of Tax Counsel for Company and the Operating Partnership. The Agents and the Forward Purchasers shall have received the favorable opinions of Honigman LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(q) on the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g)    Opinion of Maryland Counsel for the Company. The Agents and the Forward Purchasers shall have received the favorable opinions of the Company’s Maryland Counsel, required to be delivered pursuant to Section 7(r) on the date on which such delivery of such opinion is required pursuant to Section 7(r).
(h)    Opinion of Counsel for the Agents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time Shares are delivered to an Agent as principal on the Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which no waiver is applicable, the Agents and the Forward Purchasers shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Agents, dated the date the opinion is required to be delivered, in customary form and substance satisfactory to the Agents and the Forward Purchasers, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Latham & Watkins LLP may rely as to matter involving the laws of the State of Maryland upon the opinion of Ballard Spahr LLP referred to in Section 7(r).
(i)    Representation Certificate. The Agents and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(o) on the date on which delivery of such certificate is required pursuant to Section 7(o).
(j)    Accountant’s Comfort Letter. The Agents and the Forward Seller shall have received the Comfort Letter required to be delivered pursuant to Section 7(s) on the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s).
(k)    Approval of Listing. The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(l)    No Suspension. Trading in the Shares shall not have been suspended on the NYSE.
(m)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents and the Forward Purchasers, as applicable, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.
(n)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(o)    Effectiveness of Master Confirmation. In respect of any Placement Notice delivered in respect of any Forward, the Master Confirmation shall be in full force and effect.

(p)    No Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
10.    Indemnification.
(a)    Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and each Forward Purchaser, each of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), each of their respective selling agents and each person, if any, who controls such Agent or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any director, officer, employee or affiliate thereof as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent or Forward Purchaser, as applicable) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Purchaser, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or in any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto).
(b)    Indemnification by the Agents or the Forward Purchasers. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Agent and each Forward Purchaser, as applicable, contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Purchaser expressly for use therein.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the applicable Agent or Forward Purchaser, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
11.    Contribution. If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall severally contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, from the offering of the Shares pursuant to this Agreement or to any Confirmation or Terms Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, in connection with the offering of the Shares pursuant to this Agreement or any Confirmation or Terms Agreement shall be deemed to be in the same respective proportions as the sum of (i) the total Net Proceeds received by the Company from the offering of Placement Shares pursuant to an applicable Placement (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement (and if applicable, exercise of contingency) of any Placement Shares sold under any Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Placement Shares and any “Contingency Premium” (as defined in the Confirmation for a Contingent Forward) received by the Company) and (ii) the net proceeds received by the Company pursuant to a sale of Shares under an applicable Terms Agreement, bears to the total compensation received by the applicable Agents and Forward Purchasers, or to which the applicable Agents and Forward Purchasers are entitled to receive but have not yet received (whether through the sale of Shares through a Placement or pursuant to a Terms Agreement). For the avoidance of doubt, the “Net Proceeds” received by a Forward Purchaser upon the sale of Shares by an Agent as forward seller shall be calculated based on the aggregate value of the Spread (as defined in the related Confirmation) retained by such Forward Purchaser in respect of the forward stock purchase transaction related to such Shares (net of any hedging and other costs associated with such transaction and the related Confirmation). The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agents and

Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, or the applicable Agents and Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.
The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.
Notwithstanding the provisions of this Section 11, an Agent or Forward Purchaser shall not be required to contribute any amount in excess of the compensation received by it in connection with (i) a sale of Shares to the public through a Placement and (ii) any applicable Confirmation or Terms Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each officer, director, affiliate, employee and agent of an Agent or Forward Purchaser and each person, if any, who controls such Agent or Forward Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Agent or Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
12.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Operating Partnership, of their officers and of the Agents and Forward Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents, the Forward Purchasers, the Operating Partnership or the Company or any of its or their officers, directors, affiliates, employees or agents or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold under this Agreement and pursuant to any Confirmation or any Terms Agreement, and any termination of this Agreement.

13.    Termination of This Agreement.
(a)    Each Agent and each Forward Purchaser shall have the right, by giving notice as hereinafter specified at any time, to terminate its obligations pursuant to a Placement Notice or any Terms Agreement if (i) trading in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange or in any over-the-counter market; (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the judgment of such Agent or Forward Purchaser is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (v) in the judgment of such Agent or Forward Purchaser there shall have occurred any Material Adverse Change; (vi) the Company, the Operating Partnership or any of their subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of such Agent or Forward Purchaser may interfere materially with the conduct of the business and operations of the Company, the Operating Partnership or any of their subsidiaries taken as a whole regardless of whether or not such loss shall have been insured; or (vii) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares. Any termination pursuant to this Section 13(a) shall be without liability on the part of (A) the Company or the Operating Partnership to such Agent or Forward Purchaser, except that the Company shall be obligated to reimburse the expenses of such Agent pursuant to Section 8 hereof, (B) such Agent or Forward Purchaser to the Company, or (C) of any party hereto to any other party except that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.
(b)
(i)    The Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination hereunder shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.
(ii)    The Company shall have the right to terminate the rights and obligations of any Agent or Forward Purchaser hereunder or pursuant to any Terms Agreement (in each case as to such Agent or Forward Purchaser only) in its sole discretion at any time after the date of this Agreement by delivery of written notice thereof to such Agent or Forward Purchaser. Any such termination hereunder shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.
(c)    Each Agent and each Forward Purchaser shall have the right to terminate its obligations hereunder or pursuant to any Terms Agreement (in each case, as to itself only) in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.
(d)    Unless earlier terminated pursuant to this Section 13, this Agreement and any Terms Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.
(e)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 shall remain in full force and effect.
(f)    Any termination of this Agreement, any Confirmation or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Agent, Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, or prior to the Time of Delivery (as defined in Exhibit 3(f)) for any sale of Shares pursuant to a Terms Agreement, such Shares shall settle in accordance with the provisions of this Agreement, such Confirmation or such Terms Agreement, as applicable.
(g)    Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall effect the validity, effectiveness or enforceability of any executed Confirmation or Terms Agreement and any such executed Confirmation and Terms Agreement shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation or Terms Agreement).
(h)    Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall affect or impair the Agents’ or, if applicable, the Placement Forward Purchasers’ respective rights or obligations with respect to Shares sold or borrowed and sold under this Agreement, or, if applicable, any Confirmation prior to such termination (including with respect to Shares sold that have not yet settled and, in the case of any Shares borrowed by or on behalf of a Forward Purchaser and sold by or through an Agent in connection with a Forward Sale, the obligation to enter into the resulting Confirmation).

14.    Amendment of This Agreement; Additional Agents. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit; provided, however, that on any Representation Date, the Company may, in its sole discretion, (i) add one or more financial institutions (each, an “Additional Agent”) as Agents or Forward Purchasers hereunder upon the execution and delivery by each such Additional Agent and the Company of a joinder agreement to this Agreement in the form of Exhibit 14 hereto (a “Joinder”) and delivery of a copy of such executed Joinder by the Company to each Agent and Forward Purchaser hereunder or (ii) remove one or more Agents or Forward Purchasers hereunder upon the written consent of such Agent or Forward Purchaser.. Each party hereto agrees that upon the execution and delivery of a Joinder by such Additional Agent and the Company, (i) such Additional Agent shall be deemed to be an Agent or Forward Purchaser, as applicable, hereunder and each reference to “Agent” or “Forward Purchaser”, as applicable, in this Agreement shall be deemed to include a reference to such Additional Agent mutatis mutandis and (ii) such Additional Agent shall be bound by the terms and conditions of this Agreement applicable to an Agent or Forward Purchaser, as applicable.
15.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed and confirmed to the parties hereto as follows:
If to an Agent or Forward Purchaser:
The applicable Agent or Forward Purchaser at the address set forth in Schedule 2 hereto.
with a copy to:
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attention: Julian Kleindorfer; Lewis Kneib
Email: julian.kleindorfer@lw.com; lewis.kneib@lw.com
If to the Company and the Operating Partnership:
Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, Michigan 48073
Attention: Peter Coughenour
Email: peter@agreerealty.com
with a copy to:
Honigman LLP
2290 First National Building 660 Woodward Avenue
Detroit, Michigan 48226
Attention: Donald Kunz; N. Danny Shulman

Email: dkunz@honigman.com; nshulman@honigman.com
Any party hereto may change the address for receipt of communications by giving written notice to the others.
16.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Agents and the Forward Purchasers and their respective successors and the affiliates, controlling persons, officers, directors, employees and agents referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each Agent and each Forward Purchaser may assign its rights and obligations hereunder to an affiliate of such Agent or Forward Purchaser without obtaining the Company’s or any other Agent’s or Forward Purchaser’s consent. The term “successors” shall not include any purchaser of the Shares as such from the Agents or Forward Purchasers merely by reason of such purchase.
17.    Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
18.    Entire Agreement; Severability. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. For the avoidance of doubt, the Company, the Operating Partnership and each Agent and Forward Purchaser who is a party to that certain Equity Distribution Agreement, dated October 25, 2024, as applicable (as amended, the “Prior Equity Distribution Agreement”), hereby confirms and agrees that the Prior Equity Distribution Agreement was terminated at 4:00 p.m. ET on April 24, 2026 pursuant to Section 13(b) thereof and, except as provided in Section 13(b) thereof, is of no further force and effect. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
19.    Applicable Law; Consent to Jurisdiction. This Agreement, any Confirmation and any Terms Agreement, and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement, any Confirmation, any Terms Agreement or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, this Agreement does not prohibit or restrict the Company from filing an arbitration claim in the FINRA arbitration forum as specified in FINRA rules.
20.    Waiver of Jury Trial. The Company, the Operating Partnership, each Agent and each Forward Purchaser each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Confirmation, any Terms Agreement or any transaction contemplated hereby or thereby.
21.    Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:
(a)    each Agent and each Forward Purchaser has been retained solely to act as agent in the capacity of an arm’s-length contractual counterparty to the Company and the Operating Partnership in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Operating Partnership and any Agent or Forward Purchaser has been created in respect of any of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, irrespective of whether such Agent or Forward Purchaser has advised or is advising the Company or the Operating Partnership on other matters;
(b)    the Company and the Operating Partnership are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, any Confirmation and any Terms Agreement;
(c)    the Company and the Operating Partnership have been advised that the Agents and Forward Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and that the Agents and Forward Purchasers have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship;
(d)    none of the activities of the Agents and Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by an Agent or Forward Purchaser with respect to any entity or natural person; and
(e)    the Company and the Operating Partnership waive, to the fullest extent permitted by law, any claims they may have against the Agents or Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents and Forward Purchasers shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.
22.    Counterparts. This Agreement, any Confirmation and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Agreement, any Confirmation and any Terms Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
23.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
(a)    “Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Notice is given, any date on which Placement Shares (including Forward Hedge Shares) are sold hereunder, each Settlement Date and each “Trade Date”, “Effective Date” and “Settlement Date” (each as defined under the applicable Confirmation), or such other time as agreed to by the Company, the Agents and the Forward Purchasers.
(b)    “GAAP” means United States generally accepted accounting principles, applied on a consistent basis throughout the periods involved.
(c)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(d)    “Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(e)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(f)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
24.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents and Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents and Forward Purchasers to properly identify their respective clients.
25.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, any Confirmation or any Terms Agreement, and any interest and obligation in or under this Agreement, any Confirmation or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement, any Confirmation or any Terms Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement were governed by the laws of the United States or a state of the United States.
Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, each Agent and Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, each Agent and Forward Purchaser.

Very truly yours,

AGREE REALTY CORPORATION

By:	/s/ Peter Coughenour
Name: Peter Coughenour
Title: Chief Financial Officer

AGREE LIMITED PARTNERSHIP

By:	/s/ Peter Coughenour
Name: Peter Coughenour
Title: Chief Financial Officer
[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first-above written:

Wells Fargo Securities, LLC, as Agent

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

Wells Fargo Bank, National Association, as Forward Purchaser

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

BofA Securities, Inc., as Agent

By:	/s/ Kevin King
Name: Kevin King
Title: Managing Director

Bank of America, N.A., as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

BTIG, LLC, as Agent

By:	/s/ Anthony Wayne
Name: Anthony Wayne
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Citigroup Global Markets Inc., as Agent

By:	/s/ Scott Shelley
Name: Scott Shelley
Title: Vice President

Citibank, N.A., as Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory
[Signature Page to Equity Distribution Agreement]

Evercore Group L.L.C., as Agent

By:	/s/ Adriana Diez
Name: Adriana Diez
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Jefferies LLC, as Agent and Forward Purchaser

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

J.P. Morgan Securities LLC, as Agent

By:	/s/ Preston Ryman
Name: Preston Ryman
Title: Vice President

JPMorgan Chase Bank, National Association, as Forward Purchaser

By:	/s/ Preston Ryman
Name: Preston Ryman
Title: Vice President
[Signature Page to Equity Distribution Agreement]

Mizuho Securities USA LLC, as Agent

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Mizuho Markets Americas LLC, as Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory
[Signature Page to Equity Distribution Agreement]

Nomura Global Financial Products, Inc., as Forward Purchaser

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative
[Signature Page to Equity Distribution Agreement]

Nomura Securities International, Inc., as Forward Seller

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative
[Signature Page to Equity Distribution Agreement]

Morgan Stanley & Co. LLC, as Agent

By:	/s/ Ethan Woo
Name: Ethan Woo
Title: Vice President

Morgan Stanley & Co. LLC, as Forward Purchaser

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

Morgan Stanley Capital Services LLC, as Forward Purchaser

By:	/s/ Paul Kouch
Name: Paul Kouch
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Raymond James & Associates, Inc., as Agent and Forward Purchaser

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Head of Real Estate Investment Banking
[Signature Page to Equity Distribution Agreement]

Regions Securities LLC, as Agent and Forward Purchaser

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director – ECM
[Signature Page to Equity Distribution Agreement]

Robert W. Baird & Co. Incorporated, as Agent and Forward Purchaser

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Samuel A. Ramirez & Company, Inc., as Agent

By:	/s/ Richard Viton
Name: Richard Viton
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

SMBC Nikko Securities America, Inc., as Agent

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

Stifel, Nicolaus & Company, Incorporated, as Agent and Forward Purchaser

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director
[Signature Page to Equity Distribution Agreement]

SCHEDULE 1-A
FORM OF DIRECT INSTRUCTION NOTICE

From:	[ ☐ ]
cc:	[ ☐ ]
To:	[ ☐ ]
Subject:	Direct Sale Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Agree Realty Corporation (the “Company”), Agree Limited Partnership and Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Samuel A. Ramirez & Company, Inc., SMBC Nikko Securities America, Inc. and Stifel, Nicolaus & Company, Incorporated each as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) (in any such relevant capacity, each an “Agent”, and collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A. (or an affiliate thereof), Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Morgan Stanley Capital Services LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated, each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”), dated April 24, 2026 (the “Distribution Agreement”), I hereby request on behalf of the Company that [ ☐ ], acting as the Placement Agent on behalf of the Company, sell up to $[ ☐ ]in aggregate gross proceeds of the Company’s Common Stock, issued pursuant to the Distribution Agreement, at a minimum market price of $_______ per share, [with no limitation on the number of Shares that may be sold on any single Trading Day][with no more than [[ ☐ ] Shares][[ ☐ ] in aggregate gross proceeds] sold on any single Trading Day], during the time period beginning [month, day, time] and ending [month, day, time] [the first date on which the Placement Agent sells $[ ☐ ] in aggregate gross proceeds of the Company’s Common Stock] [such date in the future as the Company shall notify the Placement Agent in writing (including by email)]. Defined terms that are used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

SCHEDULE 1-B
FORM OF FORWARD INSTRUCTION NOTICE

From:	[ ☐ ]
cc:	[ ☐ ]
To:	[ ☐ ]
Subject:	Forward Sale Notice
Ladies and Gentlemen:
Reference is made to the Equity Distribution Agreement among Agree Realty Corporation (the “Company”), Agree Limited Partnership and Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Samuel A. Ramirez & Company, Inc., SMBC Nikko Securities America, Inc. and Stifel, Nicolaus & Company, Incorporated each as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) (in any such relevant capacity, each an “Agent”, and collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A. (or an affiliate thereof), Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Morgan Stanley Capital Services LLC, Nomura Global Financial Products, Inc., Raymond James, Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated, each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”), dated April 24, 2026 (the “Distribution Agreement”). Capitalized terms used in this Instruction Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Instruction Notice relates to a “[Contingent][Non-Contingent] Forward”. The Company confirms that all conditions to the delivery of this Instruction Notice are satisfied as of the date hereof.
The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement and the Master Confirmation is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

[Aggregate Maximum Forward Hedge Amount:	$[ ☐ ]]
Number of Days in Forward Hedge Selling Period:	[ ☐ ]
First Date of Forward Hedge Selling Period:	[ ☐ ]
Maturity Date:	[ ☐ ]
[Minimum Price per Share:	$[ ☐ ]]
Forward Hedge Selling Commission Rate:	[ ☐ ]%
Spread:	[ ☐ ]%
[Initial Stock Loan Rate:	[ ☐ ]%
Maximum Stock Loan Rate:	[ ☐ ]%]
Forward Price Reduction Dates / Amounts ($):	[ ☐ ], 20[ ☐ ] / $[ ☐ ] [ ☐ ], 20[ ☐ ] / $[ ☐ ] [ ☐ ], 20[ ☐ ] / $[ ☐ ] [ ☐ ], 20[ ☐ ] / $[ ☐ ]
Regular Dividend Amounts:

For any calendar month ending on or prior to [ ☐ ]:	USD $[ ☐ ]
For any calendar month ending after [ ☐ ] and on or prior to [ ☐ ]:	USD $[ ☐ ]
For any calendar month ending after [ ☐ ]:	USD $[ ☐ ]

SCHEDULE 3
FREE WRITING PROSPECTUS
None.

SCHEDULE 4
MATERIAL AGREEMENTS
1.    Amended and Restated Registration Rights Agreement, dated July 8, 1994, by and among the Agree Realty Corporation, Richard Agree, Edward Rosenberg and Joel Weiner
2.    Amended Employment Agreement, dated July 1, 2014, by and between Agree Realty Corporation and Joey Agree
3.    Agree Realty Corporation 2017 Executive Incentive Plan, dated February 16, 2017
4.    Note Purchase Agreement, dated May 28, 2015, by and among Agree Limited Partnership, Agree Realty Corporation and the purchasers thereto
5.    Note Purchase Agreement, dated July 28, 2016, by and among Agree Realty Corporation, Agree Limited Partnership, and the purchasers named therein
6.    Note Purchase Agreement, dated August 3, 2017, among Agree Limited Partnership, Agree Realty Corporation and the purchasers named therein
7.    Uncommitted Master Note Facility, dated August 3, 2017, among Agree Limited Partnership, Agree Realty Corporation and Teachers Insurance and Annuity Associate of America (“TIAA”) and each TIAA Affiliate (as defined therein)
8.    First Supplement to Uncommitted Master Note Facility, dated September 26, 2018, among Agree Limited Partnership, Agree Realty Corporation and TIAA
9.    Uncommitted Master Note Facility, dated August 3, 2017, among Agree Limited Partnership, Agree Realty Corporation and Teachers Insurance and AIG Asset Management (U.S.), LLC (“AIG”) and each AIG Affiliate (as defined therein)
10.    First Supplement to Uncommitted Master Note Facility, dated September 26, 2018, among Agree Limited Partnership, Agree Realty Corporation, AIG and the institutional investors named therein
11.    Form of Revolving Note under the Increase Agreement dated July 18, 2018
12.    Reimbursement Agreement, dated October 3, 2023, by and between Agree Realty Corporation and Richard Agree
13.    Form of Performance Unit Award Notice pursuant to the Agree Realty Corporation 2014 Omnibus Incentive Plan
14.    Note Purchase Agreement, dated as of June 14, 2019, among Agree Limited Partnership, Agree Realty Corporation and the purchasers named therein

15.    Summary of Material Terms of Compensation Arrangement with Danielle M. Spehar (effective December 7, 2019)
16.    Indenture, dated August 17, 2020, among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank Trust Company National Association as successor in interest to U.S. Bank National Association
17.    Indenture Officer’s Certificate, dated August 17, 2020, among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association
18.    Employment Agreement, dated October 1, 2023, by and between Agree Realty Corporation and Joel Agree
19.    Employment Agreement dated June 18, 2020, between Agree Realty Corporation and Craig Erlich
20.    Addendum to Employment Agreement dated August 19, 2020, between Agree Realty Corporation and Craig Erlich
21.    Employment Agreement, dated January 5, 2022, between Agree Realty Corporation and Peter Coughenour
22.    Master Deposit Agreement, dated as of September 17, 2021, by and among Agree Realty Corporation, Computershare Inc. and Computershare Trust Company, N.A., as depositary, and the holders from time to time of the depositary receipts described therein relating to shares of preferred stock of Agree Realty Corporation
23.    Second Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of September 17, 2021
24.    Indenture Officer’s Certificate, dated as of May 14, 2021, among Agree Limited Partnership, Agree Realty Corporation, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association
25.    Indenture Officer’s Certificate, dated as of August 22, 2022, among Agree Limited Partnership, Agree Realty Corporation, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association
26.    Indenture Officer’s Certificate, dated as of May 13, 2024, among Agree Limited Partnership, Agree Realty Corporation, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association
27. Indenture Officer’s Certificate, dated as of May 23, 2025, among the Issuer, Parent Guarantor and U.S. Bank Trust Company, National Association

28.    Fourth Amended and Restated Revolving Credit Agreement, dated as of August 8, 2024 by and among Agree Realty Corporation, Agree Limited Partnership, PNC Bank, National Association as Administrative Agent, and a syndicate of lenders named therein
29.    Term Loan Agreement, dated as of July 31, 2023 by and among Agree Realty Corporation, Agree Limited Partnership, PNC Bank, National Association, as Administrative Agent, and a syndicate of lenders named therein
30.    First Amendment to Term Loan Agreement, dated as of August 8, 2024 by and among Agree Realty Corporation, Agree Limited Partnership, PNC Bank, National Association, as Administrative Agent, and a syndicate of lenders named therein
31.    Agree Realty Corporation 2024 Omnibus Incentive Plan
32.    Form of Agree Realty Corporation 2024 Omnibus Incentive Plan Restricted Stock Agreement
33.    Form of Agree Realty Corporation 2024 Omnibus Incentive Plan Performance Unit Agreement
34.    Summary of Director Compensation
35.    Agree Realty Corporation 2014 Omnibus Incentive Plan
36.    Form of Restricted Stock Agreement under the Agree Realty Corporation 2014 Omnibus Incentive Plan
37.    Form of Performance Share Award Agreement pursuant to the Agree Realty Corporation 2014 Omnibus Incentive Plan
38.    Agree Realty Corporation 2020 Omnibus Incentive Plan
39.    Form of Restricted Stock Agreement under the Agree Realty Corporation 2020 Omnibus Incentive Plan
40.    Form of Performance Unit Agreement under the Agree Realty Corporation 2020 Omnibus Incentive Plan
41.    Form of Restricted Stock Notice (Non-Employee Directors) under the Agree Realty Corporation 2020 Omnibus Incentive Plan
42. First Amendment to Fourth Amended and Restated Credit Agreement, dated as of November 17, 2025, by and among Parent Guarantor, the Issuer, PNC Bank, National Association as Administrative Agent, and a syndicate of lenders named therein

SCHEDULE 5
LIST OF SUBSIDIARIES AND JOINT VENTURES
Agree Realty Corporation, through its operating partnership, Agree Limited Partnership, is the sole member of the following limited liability companies:

Name	Jurisdiction of Organization	Foreign Qualification
1301 N 77 Sunshine LLC	Illinois	Texas
ADC Express, LLC	Michigan
Agree 117 Mission, LLC	Michigan
Agree 2016, LLC	Delaware	Alabama
Florida
Georgia
Michigan
North Carolina
South Carolina
Tennessee
Texas
Agree Absecon Urban Renewal, LLC	New Jersey
Agree Beecher, LLC	Michigan
Agree Bristol & Fenton Project, LLC	Michigan
Agree Central, LLC	Delaware	Alabama
Alaska
Arkansas
Arizona
California
Colorado
Connecticut
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Mississippi
Nebraska

Name	Jurisdiction of Organization	Foreign Qualification
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Vermont
Virginia
Washington
Wisconsin
West Virginia
Wyoming
Agree Chapel Hill NC, LLC	Delaware	North Carolina
Agree Columbia SC, LLC	Delaware	South Carolina
Agree Construction Management, LLC	Delaware	Florida
Kansas
Agree Convenience No. 1, LLC	Delaware	Alabama
Arizona
Arkansas
California
Colorado
Florida
Georgia
Illinois
Iowa
Indiana
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Missouri
Mississippi
Nebraska

Name	Jurisdiction of Organization	Foreign Qualification
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Virginia
West Virginia
Wisconsin
Agree Corunna, LLC	Michigan
Agree CW, LLC	Delaware	Kentucky
Michigan
Texas
Agree Dallas Forest Drive, LLC	Texas
Agree Development, LLC	Delaware	Illinois
Tennessee
Texas
Agree DT Jacksonville NC, LLC	Delaware	North Carolina
Agree Farmington NM, LLC	Delaware	New Mexico
Agree Fort Walton Beach, LLC	Florida
Agree Grandview Heights OH, LLC	Delaware	Ohio
Agree Greenwich CT, LLC	Delaware	Connecticut
Agree Land East, LLC	Delaware	Illinois
Agree Land West, LLC	Delaware	Nevada
Texas
Wisconsin
Agree Lebanon NH, LLC	Delaware	New Hampshire
Agree Limited Partnership	Delaware	Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa

Name	Jurisdiction of Organization	Foreign Qualification
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire (as Agree New Hampshire Limited Partnership)
New Jersey (as Agree LP Cape May)
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia (as Agree Virginia Limited Partnership)
Washington
West Virginia
Wisconsin
Agree Littleton CO LLC	Delaware	Colorado
Agree M-59 LLC	Michigan
Agree Madison AL, LLC	Michigan	Alabama
Agree Marietta, LLC	Georgia
Agree MCW, LLC	Delaware	Florida
Iowa
Mississippi
New Mexico
Agree Mena AR, LLC	Delaware	Arkansas
Agree NJ, LLC	Delaware	New Jersey
Agree Onaway MI, LLC	Delaware	Michigan

Name	Jurisdiction of Organization	Foreign Qualification
Agree Orange CT, LLC	Delaware	Connecticut
Agree Oxford Commons AL, LLC	Delaware	Alabama
Agree Paterson NJ, LLC	Delaware	New Jersey
Agree Portfolio, LLC	Delaware	New York
North Carolina
Pennsylvania
Agree Realty Services, LLC	Delaware	Michigan
Agree Realty South-East, LLC	Michigan	Georgia
Agree Roseville CA, LLC	California
Agree SB, LLC	Delaware	Alabama
Colorado
Florida
Georgia
Illinois
Indiana
Kentucky
Louisiana
Michigan
Missouri
Nebraska
New York
North Carolina
Ohio
Oklahoma
Pennsylvania
South Carolina
Tennessee
Texas
Virginia
Washington
West Virginia
Wisconsin
Agree Secaucus NJ, LLC	Delaware	New Jersey
Agree Shelf ES PA, LLC	Delaware	Pennsylvania
Agree Shelf PA, LLC	Delaware	Illinois
Indiana
Louisiana
Michigan
Mississippi (as Agree Shelf Penn, LLC)
Missouri
New Jersey
New York
Ohio
Pennsylvania

Name	Jurisdiction of Organization	Foreign Qualification
South Carolina
Texas
Wisconsin
Agree Southfield LLC	Michigan
Agree Spring Grove, LLC	Illinois
Agree St Petersburg, LLC	Florida
Agree Stores, LLC	Delaware	Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia

Name	Jurisdiction of Organization	Foreign Qualification
Washington
West Virginia
Wisconsin
Wyoming
Agree Tallahassee, LLC	Florida
Agree TK, LLC	Delaware	California
Illinois
Agree Walker, LLC	Michigan
Agree Wawa Baltimore, LLC	Maryland
Agree Wilmington, LLC	North Carolina
AR Land CA, LLC	Delaware	California
AR Land Central, LLC	Delaware	Illinois
AR Land East, LLC	Delaware	Connecticut
AR Land West, LLC	Delaware	Illinois
Iowa
Michigan
Wisconsin
AR WTO, LLC	Delaware	Ohio
BB Farmington NM, LLC [name change from Agree Charleston WV, LLC]	Delaware	New Mexico
DD71, LLC	Delaware	Ohio
Pennsylvania
Wisconsin
DD Brownsville, LLC	North Carolina	Texas
DD Hempstead, LLC	North Carolina	Texas
Delta DEV Parcel, LLC	Delaware	Ohio
DFP 71, LLC	Delaware	California
New Mexico
Texas
GW 64th Cicero LLC	Illinois
LSDW Derby CT, LLC	Delaware	Connecticut
Lunacorp, LLC	Delaware	Louisiana
Maryland
North Carolina
Virginia (as Lunacore, LLC)
West Virginia
Wisconsin
Mt. Pleasant Shopping Center, L.L.C.	Michigan
Pachyderm Chattanooga TN, LLC	Delaware	Tennessee
Pachyderm Marietta GA, LLC	Delaware	Georgia
Pachyderm Myrtle Beach SC, LLC	Delaware	South Carolina
Pachyderm Philadelphia PA, LLC	Delaware	Pennsylvania
Pachyderm Properties, LLC	Delaware	Alabama
Arkansas
Colorado
Connecticut

Name	Jurisdiction of Organization	Foreign Qualification
Florida
Georgia
Illinois
Indiana
Kentucky
Louisiana
Maryland
Massachusetts
Minnesota
Mississippi
Missouri
New Hampshire
New Jersey
New York
North Carolina
Ohio
Oklahoma
Rhode Island
South Carolina
Tennessee
Texas
Virginia
Washington
Wisconsin
Pachyderm Properties II, LLC	Delaware
Pachyderm Riverdale GA, LLC	Delaware	Georgia
Pachyderm Waite Park MN, LLC	Delaware	Minnesota
Paint PA, LLC	Delaware	Pennsylvania
Pipercorp, LLC	Delaware
Safari Properties II, LLC	Delaware	Mississippi
Joint Ventures
None

Exhibit 3(b)
FORM OF NON-CONTINGENT FORWARD CONFIRMATION

FORM OF FORWARD CONFIRMATION
Opening Transaction
To:    Agree Realty Corporation
From:    [DEALER]
Re:    Issuer Share Forward Sale Transactions
Date:    April 24, 2026
Ladies and Gentlemen:
The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [DEALER] (“Dealer”) and Agree Realty Corporation (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement dated April 24, 2026 among Dealer, [______], Agree Limited Partnership (the “Operating Partnership”), Counterparty and the other parties thereto (the “Equity Distribution Agreement”) on the Trade Dates specified herein (collectively, the “Transactions” and, each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto.
1.    Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.
Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty with a “Threshold Amount” in respect of Dealer of 3% of the stockholders’ equity of [Dealer][Dealer’s ultimate parent] and a “Threshold Amount” in respect of Counterparty of USD $100 million (including its equivalent in another currency); provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).
All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.
The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.
2.    The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days or months set forth in the Placement Notice (as defined in the Equity Distribution Agreement and amended by any corresponding Placement Acceptance (as defined in the Equity Distribution Agreement), if applicable (the “Accepted Placement Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value USD $0.0001 per Share, of Counterparty (Ticker: “ADC”)

Number of Shares:
For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:
For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date (and, for the avoidance of doubt, the related dividend will be paid on such Shares), the Calculation Agent shall adjust the Forward Price to the extent the Calculation Agent determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Initial Forward Price:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the actual sale execution prices per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such Sales Price (other than, with respect to the application of the Daily Rate, the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent (including, for the avoidance of doubt, by application of the Daily Rate and any Forward Price Reduction Amount), in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading

Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Securities related to such Sales Price are sold (or, for any Sales Price adjusted with respect to any Forward Price Reduction Amount, the related Forward Price Reduction Date after the Trading Day on which the related Forward Hedge Securities were sold for such Sales Price) to, and including, the Effective Date of such Transaction.

Daily Rate:
For any day, the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no such rate appears for such day on such page, Overnight Bank Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:
For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date after the first Trading Day of the relevant Forward Hedge Selling Period set forth under the heading “Forward Price Reduction Dates” in the Accepted Placement Notice for such Transaction.

Forward Price Reduction Amount:
For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Placement Notice for such Transaction.

Valuation:

Valuation Date:
For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement.

Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:
For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:
For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash Settlement Valuation Disruption:
If Cash Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine (except in the case of a Disrupted Day that occurs as a result of a Regulatory Disruption, which shall always be a Disrupted Day in full) whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price and the Relevant Forward Price, as applicable, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one- hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:
For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the sixtieth (60th) Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than 11:30 a.m (New York City time) (or such later time agreed between the parties) on the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:
For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice: (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares; (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 (“Rule 10b-5”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other provision of the federal securities laws; (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)); (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization; (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (F) neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects) and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty and taking into account any other Transactions hereunder with an overlapping Unwind Period, be in compliance with the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws, other than as a result of activities by Dealer unrelated to any Transaction, or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50 % of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:
With respect to any Settlement of any Transaction, the Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:
Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of

Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:
On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:
For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Forward Cash Settlement Amount:
Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:
For any Cash Settlement of any Transaction, subject to “Cash Settlement Valuation Disruption” above, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Cash Settlement Payment Date:	For any Settlement of any Transaction to which Cash Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Settlement Price:
For any Cash Settlement of any Transaction, subject to “Cash Settlement Valuation Disruption” above, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.05.

For any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period for such Settlement in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.03.

10b-18 VWAP:
For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “ADC <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:
The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption. In such an instance, the Regulatory Disruption shall be deemed to be a Market Disruption Event and, for the avoidance of doubt, such Scheduled Trading Day shall be a Disrupted Day in full.  Dealer may exercise its right in respect of any Regulatory Disruption only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:
To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:
An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:
For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, monthly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar month for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant month for such Transaction).

Regular Dividend Amount:
For each Transaction and for each calendar month from and including the calendar month in which the first Trading Day of the Forward Hedge Selling Period for such Transaction occurs to and including the calendar month in which the Maturity Date occurs, the amount set forth under the heading “Regular Dividend Amounts” in the Accepted Placement Notice for such Transaction and for such calendar month (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Accepted Placement Notice for a particular calendar month that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar month (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:
The consequences that would otherwise apply under Article 12 of the Equity Definitions (as modified herein) to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow, Loss of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%.”

Delisting:
In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re- traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:
Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or announcement or statement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date.”

Failure to Deliver:	Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:
Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:
Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:
Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with “the Lending Party does not lend” in the second sentence thereof. The Lending Party may not be the Issuer or an affiliate of the Issuer.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:
For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of (1) a Hedging Event with respect to such Transaction, (2) the declaration by Issuer of an Extraordinary Dividend, or (3) an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position

or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, which right shall be, other than in the case of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, in lieu of those specified in Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the

Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction (1) following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to the Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) in the case of (1), the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:
(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law, in each case, as determined by the Calculation Agent; provided that, in the case of a Merger Event, only an announcement of such event or transaction by Counterparty will constitute an ISDA Event.

Amendment to Merger Event:
Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:
In respect of any Transaction, the occurrence or existence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party that lends Shares in the amount of the Hedging Shares within the required time period as provided in Section 12.9(b) (iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi) (A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs or exists with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any costs or expenses reasonably incurred by Dealer as a result of such Hedging Event.

Remaining Shares:
For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:
For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:
Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction to (A) an affiliate of Dealer wholly owned by, wholly owning, or under 100% common control with, Dealer, whose obligations hereunder are fully and unconditionally guaranteed by [Dealer] [Dealer’s Ultimate Parent Company], or (B) an affiliate of Dealer, directly or indirectly wholly owned by, directly or indirectly wholly owning, or under 100% direct or indirect common control with, Dealer, with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that (i) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, reasonably be expected (A) to be required to pay (including a payment in kind) to such transferee or assignee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment or transfer or (B) to receive a payment (including a payment in kind) from such transferee or assignee an amount less than the amount Counterparty would have been entitled to receive in the absence of such assignment or transfer, (ii) Dealer shall have caused the assignee or transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of clause (i) in this paragraph, (iii) any assignee or transferee would be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement, and (iv) such assignment or transfer would not at the time, as a result of such transfer or assignment, reasonably be expected to require Counterparty to take any additional action or incur any additional obligation, cost or expense to ensure the continued fulfillment of Counterparty’s representations, warranties and covenants set forth herein, in each case as to such assignee or transferee..

Calculation Agent:
Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.  Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty.

Dealer Payment/Delivery Instructions:	To be provided by Dealer.

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty.

Dealer’s Contact Details for Purpose of Giving Notice:	[ ]

Office:	[ ]
3.    Effectiveness.
The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:
(a)    the representations and warranties of Counterparty and the Operating Partnership contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty or the Operating Partnership shall be true and correct on such Effective Date as if made as of such Effective Date;
(b)    Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)    all of the conditions set forth in Section 9 of the Equity Distribution Agreement shall have been satisfied;
(d)    the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;
(e)    all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;
(f)    Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and
(g)    Counterparty shall, if requested by Dealer prior to the commencement of the Forward Hedge Selling Period, have delivered to Dealer an opinion of Maryland counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a)(i)—(iv) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.
Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Hedge Settlement Date” (as defined in the Equity Distribution Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Hedge Settlement Date or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.
4.    Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant,” as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.
5.    Additional Representations and Warranties of Counterparty and the Operating Partnership. The representations and warranties of Counterparty and the Operating Partnership set forth in Section 6 of the Equity Distribution Agreement are true and correct as of the date hereof, each Placement Date, each Trade Date for any Transaction and each Hedge Settlement

Date, and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 6 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:
(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;
(b)    Counterparty shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;
(c)    Counterparty will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice exceeds 0.5% of the number of then-outstanding Shares (or, in the case of the first such notice would result in the aggregate Number of Shares across all Transactions hereunder being equal to or greater than 3.5% of the number of then-outstanding Shares);
(d)    it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;
(e)    it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);
(f)    as of the date hereof and the Trade Date for each Transaction no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;
(g)    as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code), nor will Counterparty be rendered “insolvent” as a result of the transactions contemplated hereby and by each Supplemental Confirmation or its performance of the terms hereof or thereof;
(h)    it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
(i)    as of the date hereof and the Trade Date for each Transaction, it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;
(j)    Counterparty is, and shall during the terms of the Transactions maintain its status as, a real estate investment trust under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); and
(k)    IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.
6.    Additional Covenants of Counterparty.
(a)    Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) pursuant to the terms of the Interpretive Letter (as defined below), may be used by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights.
(b)    Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1) (i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.
(c)    Counterparty acknowledges and agrees that any amendment, modification or waiver of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification or waiver shall be made in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty is aware of any material non-public information regarding Counterparty or the Shares.
(d)    Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event, an Event of Default or Potential Adjustment Event.
(e)    Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates) that would cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 as if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.
(f)    Counterparty will not engage in any “distribution” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction.

(g)    Counterparty shall: (i) not, during any Unwind Period, make, and will use its commercially reasonable efforts to not permit to be made to the extent within its control, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange; (ii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period. Accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.
(h)    Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer.
(i)    Counterparty represents to Dealer that Dealer, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Equity Distribution Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation and the Equity Distribution Agreement (including any “Confirmation” thereunder) either (x) will not collectively with the other Forward Purchasers or Forward Sellers under the Equity Distribution Agreement be a “Person” (as defined in Counterparty’s Articles of Incorporation, as amended (the “Charter”)), or a member of a “group” (as referenced in the definition of Person in the Charter) with such Forward Purchasers or Forward Sellers or both; or (y) may, to the extent necessary to consummate the transactions contemplated by this Master Confirmation and the Equity Distribution Agreement (including any “Confirmation” thereunder), have “Beneficial Ownership” and “Constructive Ownership” of Shares in excess of the related “Ownership Limit” (each as defined in the Charter) by virtue of entering into transactions described in Article Ninth of the Charter.

7.    Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).
8.    Additional Provisions.
(a)    Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.
(b)    [Reserved].
(c)    The parties hereto intend for:
(i)    each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;
(ii)    the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract,” as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;
(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)    all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and
(v)    any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.
(d)    Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.
(e)    The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).
(f)    The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).
(g)    [Reserved.]
(h)    Counterparty acknowledges that:
(i)    during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;
(ii)    Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;
(iii)    Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;
(iv)    any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and
(v)    each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.
(i)    Counterparty and Dealer agree and acknowledge that: (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this

Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1) (b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.
(j)    Counterparty and Dealer agree that, upon the effectiveness of any Accepted Placement Notice relating to a Forward Sale (as such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.
(k)    Tax Matters.
(i)    For the purpose of Section 3(f) of the Agreement:
(i)    Dealer makes the following representations:
(a)    [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.
(b)    It is a [national banking association] [limited liability company] organized and existing under the laws of the [United States of America] [State of Delaware, is treated as a disregarded entity of a New York corporation for United States federal income tax purposes] and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]
(ii)    Counterparty makes the following representations:
(a)    It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(b)    It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).
(ii)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax,” as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(iii)    871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol, as published by ISDA and as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”) shall apply to the Agreement as if the parties had adhered to the 871(m) Protocol as of the effective date of the Agreement.
(iv)    Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer, and Dealer shall deliver to Counterparty, a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Counterparty or Dealer shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by the other party.
(v)    Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction.”
9.    Indemnification. Counterparty and the Operating Partnership agree to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement. Counterparty and the Operating Partnership will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s breach of any covenant or representation made by Dealer in this Master Confirmation, any Supplemental Confirmation or the Agreement or any willful misconduct, gross negligence or bad faith of any Indemnified Party. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty and the Operating Partnership shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty and the Operating Partnership will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim covered by this Section 9 or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty or the Operating Partnership. Counterparty and the Operating Partnership also agree that no Indemnified Party shall have any liability to Counterparty, the Operating Partnership or any person asserting claims on behalf of or in right of Counterparty or the Operating Partnership in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty or the Operating Partnership result from the Dealer’s breach of any covenant or representation made by the Dealer in this Master Confirmation, any Supplemental Confirmation or the Agreement or any willful misconduct, gross negligence or bad faith of any Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.
10.    Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or, with respect to clause (y) below, have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction, which shall be notified by Counterparty to Dealer on or promptly following the Trade Date and set forth in the Supplemental Confirmation (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections

3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Article Ninth of the Charter and any contract or agreement to which Counterparty is a party), in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.
11.    Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.
12.    Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6 above or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.    Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer or an affiliate of Dealer in connection with Dealer’s (or such affiliate’s) hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.
14.    Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.
15.    Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).
16.    Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.
17.    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
18.    Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
19.    Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN

CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT A PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.
20.    Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts.
21.    Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transactions, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, as in effect on the Trade Date (including, for the avoidance of doubt, where Counterparty elects Cash Settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.
22.    Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.
23.    Other Forward and Similar Dealer Transactions. Counterparty agrees that (x) it shall not cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a “Forward Hedge Selling Period” (or equivalent term) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent term) hereunder under any Other Forward Transaction or under any other issuer forward sale or similar transaction with Dealer (a “Similar Dealer Transaction”) or (3) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, and (y) Counterparty shall not cause to occur, or permit to exist, an Unwind Period at any time there is an “Unwind Period” (or equivalent term) under any Other Forward Transaction or any Similar Dealer Transaction, a “Forward Hedge Selling Period” (or equivalent term) relating to any Transaction, any Other Forward Transaction or any Similar Dealer Transaction, or any Selling Period.

24.    Designation by Dealer. Notwithstanding any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.1

1 Dealer boilerplate to be updated, as applicable.

Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:
[Signature Page to the Forward Sale Confirmation]

Agreed and accepted by:

AGREE REALTY CORPORATION

By:
Name:
Title:
Agreed and accepted with respect to Sections 5 and 9 hereof and Annex A hereto by

AGREE LIMITED PARTNERSHIP
By:	Agree Realty Corporation,
as the sole general partner

By:
Name:
Title:
[Signature Page to the Forward Sale Confirmation]

ANNEX A
PRIVATE PLACEMENT PROCEDURES
If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:
(a)    all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;
(b)    as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;
(c)    as of the date of delivery, Counterparty and the Operating Partnership shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and
(d)    in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.
In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.
    If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A
SUPPLEMENTAL CONFIRMATION
To:         Agree Realty Corporation
From:    [DEALER]
Re:         Issuer Share Forward Sale Transaction
Date:      [           ], 20[ ]
Ladies and Gentlemen:
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [DEALER] (“Dealer”) and Agree Realty Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of April 24, 2026 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]
Effective Date:	[ ], 20[ ]
Maturity Date:	[ ], 20[ ]
Number of Shares:	[ ]
Initial Forward Price:	USD [ ]
Spread:	[ . ]%
Volume-Weighted Hedge Price:	USD [ ]
Threshold Price:	USD [ ]
Initial Stock Loan Rate:	[ ] basis points per annum
Maximum Stock Loan Rate:	[ ] basis points per annum
Threshold Number of Shares:	[ ]
Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this

Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,
[DEALER]
By:
Name:
Title:

Agreed and accepted by:
AGREE REALTY CORPORATION
By:
Name:
Title:

Schedule I
FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]
REGULAR DIVIDEND AMOUNTS
For any calendar month ending on or prior to [     ]:    USD[   ]
For any calendar month ending after [ ]:    USD[   ]

Exhibit 3(c)
FORM OF CONTINGENT FORWARD CONFIRMATION

[Dealer Name and Address]
Date:    April 24, 2026
To:     Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, Michigan 48073
Re:     Master Confirmation – Contingent Forward Transactions
The purpose of this letter agreement (including the terms set forth in Appendix 1, this “Master Confirmation”) is to confirm the terms and conditions for one or more contingent forward transactions that Agree Realty Corporation (“Company”), will enter into with [Dealer Name] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Company and Dealer that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Exhibit A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Company and Dealer mutually agree. This Master Confirmation and a Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below. The time of any Transaction is available upon request.
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Master Confirmation and a Supplemental Confirmation relate on the terms and conditions set forth below and therein.
1.    This Master Confirmation and each Supplemental Confirmation evidence a complete binding agreement between Company and Dealer as to the subject matter and terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Master Confirmation and each Supplemental Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Company had executed an agreement in such form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Company with a “Threshold Amount” in respect of [Dealer or Dealer’s ultimate parent] of 3% of the stockholders’ equity of Dealer and a “Threshold Amount” in respect of Company of USD $100 million (including its equivalent in another currency); provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”). All provisions contained in the Agreement govern this Master Confirmation and each Supplemental Confirmation except as expressly modified herein or in such Supplemental Confirmation.
If, in relation to any Transaction to which this Master Confirmation and a Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity

Definitions; and (iv) the Agreement. The parties hereby agree that no Transaction other than the Transactions to which this Master Confirmation relate shall be governed by the Agreement. This Master Confirmation and the Agreement, together with the Supplemental Confirmation relating to a Transaction, shall constitute the written agreement between Company and Dealer with respect to such Transaction.
The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Company or any confirmation or other agreement between Dealer and Company pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Company, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Company are parties, none of the Transactions shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.
2.    Each Transaction is a Contingent Forward Transaction, which shall be considered a Share Forward Transaction for purposes of the Equity Definitions. The terms of a particular Transaction to which this Master Confirmation and a Supplemental Confirmation relate are as follows:
General Terms:
Trade Date:    For each Transaction, as set forth in the related Supplemental Confirmation.
Maturity Date:    For each Transaction, as set forth in the related Supplemental Confirmation.
Seller:    Company
Buyer:    Dealer
Shares:    The shares of common stock, par value USD 0.0001 per Share, of Agree Realty Corporation (“Issuer”) (Ticker: “ADC”)
Components:    Each Transaction will be divided into a number of individual Components equal to the number of Components for such Transaction, each with the terms set forth in this Master Confirmation and the related Supplemental Confirmation, and, in particular, with the Maximum Number of Shares and Contingency Expiration Date set forth in the related Supplemental Confirmation. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.
Maximum Transaction Number of Shares:    For each Transaction, as set forth in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Transaction Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by Forward Hedge Seller (as defined below) in connection with the Initial Hedge Position in respect of such Transaction pursuant to the Equity Distribution Agreement.

Transaction Number of Shares:    For each Transaction, initially zero; and subject to increase from time to time pursuant to the terms set forth under “Contingency Terms” below. The Calculation Agent shall promptly notify Company of any change in the Transaction Number of Shares and the Maximum Number of Shares for each Component of such Transaction from time to time.
Maximum Number of Shares:    With respect to each Component of a Transaction, the Maximum Transaction Number of Shares divided by the number of Components for such Transaction (rounded using a rounding convention determined by the Calculation Agent, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Number of Shares for any Component of a Transaction shall, if applicable, be reduced from time to time pursuant to terms set forth under “Contingency Terms” below.
Initial Forward Price:    For each Transaction, initially as set forth in the related Supplemental Confirmation. The Initial Forward Price shall be decreased by the Forward Price Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” on the corresponding Forward Price Reduction Dates set forth therein that occur occurring on or before the Contingency Completion Date for such Transaction.
Forward Price:    For each Transaction:
(a)    from and including the Trade Date for such Transaction up to, and including the Scheduled Trading Day on which the sum of the Maximum Number of Shares with respect to all Components of such Transaction is reduced to zero (“Contingency Completion Date”), the product of (i) the Initial Forward Price for such Transaction and (ii)(A) one (1) minus (B) the Forward Hedge Selling Commission Rate; and
(b)    on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of one and the Daily Rate for such day. The Forward Price shall be decreased by the Forward Price Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” on the corresponding Forward Price Reduction Dates set forth therein that occur after the Contingency Completion Date for such Transaction.
Forward Hedge Selling Commission Rate:    For each Transaction, as set forth in the related Supplemental Confirmation.

Daily Rate:    For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.
Overnight Bank Rate:    For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.
Spread:    For each Transaction, as set forth in the related Supplemental Confirmation.
Forward Price Reduction Dates:    For each Transaction, as set forth in the related Supplemental Confirmation.
Forward Price Reduction Amounts:    For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date in the Supplemental Confirmation.
Contingency Premium:    For all Components comprising a Transaction, as set forth in the related Supplemental Confirmation.
Contingency Premium Payment Date:    For each Transaction, the later of (i) the second Currency Business Day following the Trade Date for such Transaction and (ii) the first Currency Business Day following the date on which Company executes the related Supplemental Confirmation evidencing such Transaction.
    It shall be a condition to Dealer’s obligation to pay to Company the Contingency Premium on the Contingency Premium Payment Date that Company shall have satisfied (or caused to have satisfied) each of the conditions set forth in Section 8 of this Master Confirmation.
Initial Share Price:    For each Transaction, unless otherwise agreed between the parties, the volume-weighted average price per Share at which Forward Hedge Seller establishes the initial hedge of the equity price risk undertaken by Dealer with respect to the Maximum Transaction Number of Shares for such Transaction during the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) by selling Shares in transactions effected under the Prospectus (as defined in the Equity Distribution Agreement (as defined below)), net of any sales commissions or other discounts as set forth in the Equity Distribution Agreement, in amounts and at times determined by Dealer (or Forward Hedge Seller) but pursuant to commercially reasonable instructions or parameters (e.g., limit prices) as Company may notify Dealer from time to time (and Dealer will use good faith efforts to comply with any such instructions or parameters, subject to market conditions, and subject to applicable legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer), and as set forth in the Supplemental Confirmation. The number of Shares comprising Dealer’s initial hedge is referred to herein as the “Initial Hedge Position”.
Equity Distribution Agreement:    The Equity Distribution Agreement, dated April 24, 2026, by and among Company, as company, Agree Limited Partnership, as operating partnership, Dealer, as forward purchaser, [forward seller’s name], as agent (“Forward Hedge Seller”) and the other parties party thereto.
Exchange:     The New York Stock Exchange
Related Exchange(s):     All Exchanges
Clearance System:    The Depository Trust Company (“DTC”)
Prepayment:    Not Applicable
Variable Obligation:    Not Applicable
Contingency Provisions:
In respect of any Component:
Contingency:    On any Scheduled Trading Day from, and including, the Trade Date to, and including, the Contingency Expiration Date for such Component between 9:00 a.m. (New York City time) and 7:00 p.m. (New York City time), Dealer may, from time to time, designate any number of Shares with respect to such Component (the “Designated Shares” and each such Scheduled Trading Day on which such designation occurred, a “Contingency Exercise Date”) up to the then-Maximum Number of Shares with respect to such Component, in which case the Transaction Number of Shares with respect to the relevant Transaction shall be increased by such number of Designated Shares and the Maximum Number of Shares for such Component shall be reduced by such number of Designated Shares; provided that, unless Dealer notifies Company otherwise by 9:00 a.m. (New York City time) on the Scheduled Trading Day immediately following such Contingency Expiration Date), if the Reference Price is greater than the Initial Forward Price, Dealer shall be deemed to have designated Designated Shares equal to the then-Maximum

Number of Shares with respect to such Component. For the avoidance of doubt, subject to the immediately preceding proviso, Dealer’s right to designate any Designated Shares with respect to any then-Maximum Number of Shares shall be deemed to have expired as of 7:00 p.m. (New York City time) on such Contingency Expiration Date, and the Maximum Number of Shares with respect to such Component shall be reduced to zero. At any time, the portion of the relevant Transaction corresponding to the Transaction Number of Shares is referred to herein as the “Contingency Exercised Portion,” and the remaining portion is referred to herein as the “Remaining Contingency Portion.”
Contingency Expiration Dates:    As set forth in the related Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already a Contingency Expiration Date for another Component under any Transaction).
Reference Price:    The official closing price of a Share on the relevant Contingency Expiration Date published on Bloomberg Page “<ADC US EQUITY> <HP>” (or any successor page thereto), or if such price is not so reported on such date for any reason or is manifestly erroneous, the Reference Price on such Contingency Expiration Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.
Market Disruption Event:    The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing the words “or (iii) an Early Closure” with “(iii) an Early Closure that the Calculation Agent determines is material, or (iv) a Regulatory Disruption, in each case at any time on any Scheduled Trading Day during the period commencing on, and including, the Trade Date of the relevant Transaction to, and including, the Contingency Expiration Date of such Component (such period, the “Term of a Component”) or during any Unwind Period”.
    The definition of “Early Closure” in Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
    Notwithstanding the second and third sentences of Section 3.1(f) of the Equity Definitions, if any Scheduled Trading Day during the Term of a Component is a Disrupted Day, then Dealer may postpone the Contingency Expiration Date specified in the related Supplemental Confirmation for such Transaction to a Scheduled Trading Day determined by Dealer.
Regulatory Disruption:    Any event that Dealer, in its discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or its affiliates), for Dealer to refrain from or decrease any market activity in connection with the relevant Transaction. Whenever a Regulatory Disruption occurs, Dealer shall notify Company of such occurrence as soon as reasonably practicable under the circumstances; provided that Dealer shall not be required to communicate to Company the reason for Dealer’s exercise of its rights pursuant to this provision if Dealer reasonably determines in good faith that disclosing such reason may result in a violation of any legal, regulatory, or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer).
Settlement Terms:
Settlement Date:    Any Scheduled Trading Day following the Contingency Completion Date for any Transaction and up to and including the Maturity Date for such Transaction that is either:
(a)    designated by Company as a “Settlement Date” with respect to any Component by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no later than (i) 11:30 a.m. (New York City time) (or such later time agreed between the parties) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be such Maturity Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be such Maturity Date but shall not be earlier than the 60th Scheduled Trading Day following the Contingency Completion Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that, with respect to Cash Settlement or Net Share Settlement, if Dealer shall fully unwind its hedge with respect to the portion of the Transaction Number of Shares for such Transaction to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Company, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Company at least one Scheduled Trading Day prior to such specified Settlement Date); or
(b)    designated by Dealer as a “Settlement Date” pursuant to “Termination Settlement” provisions of Section 8(f) below;
provided that such Maturity Date will be a Settlement Date if on such date the Transaction Number of Shares for such Transaction for which a Settlement Date has not already been designated is greater than zero.
Settlement Shares:    (a) With respect to any Settlement Date other than the Maturity Date for such Transaction, the number of Shares designated as such by Company in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Section 8(f) below, as applicable; provided that the Settlement Shares so designated shall not exceed the Transaction Number of Shares for such Transaction at that time; and
(b) with respect to the Settlement Date on the Maturity Date for such Transaction, a number of Shares equal to the Transaction Number of Shares for such Transaction at that time;
in each case with the Transaction Number of Shares for such Transaction determined taking into account pending Settlement Shares.
Settlement Method:    Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Company as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period and (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Section 8(f) below); provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Company at least one Scheduled Trading Day prior to the applicable Settlement Date.

Settlement Notice Requirements:    Notwithstanding any other provision hereof, a Settlement Notice delivered by Company that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless (i) Company delivers to Dealer with such Settlement Notice representations, dated as of the date of such Settlement Notice and signed by Company, in the form set forth in “Settlement Method Election Representations” below and (ii) the same Settlement Method is specified to be applicable for all Components of a Transaction designated in such Settlement Notice.
Settlement Method Election
Representations:    (A) Company is not aware of any material nonpublic information concerning itself or the Shares, (B) Company is electing Cash Settlement or Net Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Company, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Company with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Company will be able to purchase the number of Shares equal to the greater of (x) the number of Settlement Shares designated in the relevant Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Forward Price(s) for such Cash Settlement or Net Share Settlement, in compliance with the laws of Company’s jurisdiction of organization in accordance with its organizational documents and the required corporate approvals thereunder (if any).
Physical Settlement:    If Physical Settlement is applicable, then Company shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Company, by wire transfer of immediately available funds to an account designated by Company, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any

Settlement Date, the Shares to be delivered by Company to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Company in respect of the Deferred Shares shall be reduced by the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.
Physical Settlement Amount:    For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price for such Transaction in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.
Cash Settlement:    On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Company. If the Cash Settlement Amount is a negative number, Company will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.
Cash Settlement Amount:    An amount determined by the Calculation Agent equal to:
(a)    (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices for such Transaction on each day during the applicable Unwind Period (calculated assuming no reduction to such Forward Prices for such Transaction for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Transaction Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share

Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus
(b)    the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.
Net Share Settlement:    On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Company equal to the Net Share Settlement Shares, or (ii) negative number, Company shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Company, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.
Net Share Settlement Shares:    With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Price, with the number of Shares rounded up in the event such calculation results in a fractional number.
Unwind Period:    The period from and including the first Exchange Business Day following the date Company validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Exchange Business Day preceding such Settlement Date, subject to “Other Forwards” as described in 8(d) below and “Termination Settlement” as described in Section 8(f) below.
Other Applicable Provisions:    To the extent Dealer or Company is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Company is the issuer of the Shares.
Share Adjustments; Dividends:
Method of Adjustment:     Calculation Agent Adjustment. For the avoidance of doubt, in making any adjustments under the Equity Definitions, the Calculation Agent may make commercially reasonable adjustments, if any, to any one or more of the Initial Forward Price, the Forward Price, the Maximum Number of Shares for any Component and the Transaction Number of Shares. Notwithstanding the foregoing, any cash dividends or distributions on the Shares, whether or not extraordinary, shall be governed by the provisions of “Dividend Adjustment” below in lieu of Article 10 or Section 11.2(c) of the Equity Definitions with respect to the Remaining Contingency Portion of each Transaction or by the provisions of “Acceleration Events” and “Termination Settlement” as described in Section 8(e) and Section 8(f), respectively, below with respect to the Contingency Exercised Portion of such Transaction.
Dividend Adjustment:    If at any time during the period from, and including, a Forward Price Reduction Date for a Transaction to, and including, the succeeding Forward Price Reduction Date, an ex-dividend date for any cash dividend occurs with respect to the Shares (an “Ex-Dividend Date”), and that dividend is greater than the Forward Price Reduction Amount corresponding to such succeeding Forward Price Reduction Date on a per Share basis, then the Calculation Agent will adjust one or more of the Initial Forward Price, the Maximum Number of Shares for any Component of such Transaction or any other variable relevant to the valuation, exercise, settlement, payment or other terms of such Component to preserve the fair value of the Remaining Contingency Portion of the Transaction to Dealer after taking into account such dividend.
Extraordinary Events:    Notwithstanding anything to the contrary in the Equity Definitions, with respect to the Remaining Contingency Portion of any Transaction, the consequences of any Extraordinary Event or any Announcement Event shall be as specified below in this Section 2 of this Master Confirmation, and with respect to the Contingency Exercised Portion of such Transaction, the consequences of any Extraordinary Event shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Section 8(e) and Section 8(f), respectively.
New Shares:    Section 12.1(i) of the Equity Definitions is hereby amended (a) by deleting the text in clause (i) thereof in its entirety (including the word “and” following clause (i))

and replacing it with the phrase “publicly quoted, traded or listed (or whose related depositary receipts are publicly quoted, traded or listed) on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)” and (b) by inserting immediately prior to the period the phrase “and (iii) of an entity or person that is a corporation organized under the laws of the United States, any State thereof or the District of Columbia that also becomes Company under the applicable Transaction following such Merger Event or Tender Offer”.
Consequence of Merger Events:
Merger Event:    Applicable
Share-for-Share:    Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer
Share-for-Other:    Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer
Share-for-Combined:    Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer
Consequence of Tender Offers:
Tender Offer:    Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%.”
Share-for-Share:    Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer
Share-for-Other:    Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer
Share-for-Combined:    Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer
Composition of Combined
Consideration:    Not Applicable; provided that, notwithstanding Sections 12.1 and 12.5(b) of the Equity Definitions, to the extent that the composition of the consideration for the relevant Shares pursuant to a Tender Offer or Merger Event could be determined by a holder of the Shares, the Calculation Agent will determine such composition.
Announcement Event:    If (i) an Announcement Date occurs in respect of any event or transaction that would, if consummated, lead to a Merger Event (for purposes of this and related provisions, the definition of Merger Event shall be read with the references therein to “100%” being replaced by “15%” and references to “50%” being replaced by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), a Tender Offer, or other acquisition or disposition by Company or its subsidiaries where the aggregate consideration or value exceeds 15% of the market capitalization of Company as of the Announcement Date (such other acquisition or disposition, a “Significant Transaction”) or (ii) there is a public announcement or statement by Company of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertakings that may include, a Merger Event, Tender Offer or Significant Transaction, or any subsequent announcement or statement of a change to such intention (the occurrence of (i) or (ii), an “Announcement Event”), as determined by the Calculation Agent, then the “Consequences of Announcement Event” set forth below shall apply in respect of such Announcement Event. For purposes of any Transaction, a Significant Transaction shall be an Extraordinary Event.
Announcement Date:    The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions is hereby amended by (i) adding the words “or a Significant Transaction” immediately following the words “Merger Event” in the second and third lines thereof, (ii) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (iii) replacing the word “leads to the” with the words “would, if consummated, lead to a” in the third and the fifth lines thereof, (iv) adding after the words “voting shares” in the fifth line thereof the words “, voting power or Shares”, (v) inserting the words “by any person” after the word “announcement” in the second and the fourth lines thereof and (vi) inserting the words “, as determined by the Calculation Agent, or any subsequent public announcement of a change to such transaction or intention (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuance of, such a transaction or intention)” at the end of each of clauses (i) and (ii) thereof.
Consequences of Announcement Event:    With respect to any Announcement Event, the Calculation Agent may determine the economic effect of such Announcement Event on the theoretical value of each Component of the Transaction to Dealer (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) (i) one or more times on or after the relevant Announcement Date or other date of announcement and (ii) on the Contingency Expiration Date or any earlier date of termination or cancellation for such Component and, in the case of clause (i) or (ii), (x)

the Calculation Agent may adjust the terms of such Component to account for such economic effect and determine the effective date of such adjustment or (y) if the Calculation Agent determines, on or after the Announcement Date or other date of announcement, that no adjustment it could make under clause (x) above is likely to produce a commercially reasonable result, may notify the parties that such Component of the Transaction will be terminated, in which case the amount payable upon such termination will be determined pursuant to the terms of this Master Confirmation as if such Announcement Event were an Extraordinary Event to which Cancellation and Payment were applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in the preceding sentence, “Consequences of Merger Events” or “Consequences of Tender Offers” with respect to any other Announcement Date in respect of the same event or transaction, or, if the related Merger Date or Tender Offer Date occurs on or prior to the Contingency Expiration Date or earlier date of termination or cancellation for such Component, with respect to the related Merger Event or Tender Offer; provided that any such adjustment shall be taken into account by the Calculation Agent or the Determining Party, as the case may be, in determining any subsequent adjustment to the terms of the Transaction, or in subsequently determining any payment amount, Cancellation Amount or Early Termination Amount, as the case may be, on account of any related Announcement Date, Merger Event or Tender Offer.
Nationalization, Insolvency or Delisting:    Cancellation and Payment; provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.
Limitation on Certain Adjustments:     Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment as a result of a Potential Adjustment Event (other than a Potential Adjustment Event described in Section 11.2(e)(i) or (ii)(A) of the Equity Definitions) or an Extraordinary Event shall increase the Maximum Transaction Number of Shares. Notwithstanding any provision of the Equity Definitions or this Master

Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.
Additional Disruption Events:
Change in Law:    Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (ii) deleting the words “a party to such Transaction” in the fifth line thereof and replacing them with the words “Dealer”, (iii) replacing the word “Shares” with “Hedge Positions” in the sixth line thereof, (iv) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (v) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the word “under” in clause (Y) thereof.
Failure to Deliver:    Not Applicable
Insolvency Filing:    Applicable
Hedging Disruption:    Applicable; provided that:
(i)    Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following two phrases at the end of such Section:
    “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and
(ii)    Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:    Applicable
Loss of Stock Borrow:    Applicable
Maximum Stock Loan Rate:    200 basis points
Increased Cost of Stock Borrow:    Applicable
Initial Stock Loan Rate:    25 basis points
Hedging Party:    For all applicable Additional Disruption Events, Dealer.
Determining Party:    For all applicable Extraordinary Events, Dealer.
Non-Reliance:    Applicable
Agreements and Acknowledgments
Regarding Hedging Activities:    Applicable
Additional Acknowledgments:    Applicable
3.    Calculation Agent.     Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Company of such failure, Company shall have the right to designate a nationally recognized third-party dealer in over-the- counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Company, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Company by e-mail to the e-mail address provided by Company in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.
4.    Account Details.
(a)    Account for payments to Company:
To be advised.
Account for delivery of Shares from Company:
To be advised.
Account for delivery of Shares to Company:
To be advised.

(b)    Account for payments to Dealer:
To be advised.
Account for delivery of Shares from Dealer:
To be advised.
Account for delivery of Shares to Dealer:
To be advised.
5.    Offices.
(a)    The Office of Company for the Transactions is: Inapplicable, Company is not a Multibranch Party.
(b)    The Office of Dealer for the Transactions is: New York.
6.    Notices.
(a)    Address for notices or communications to Company:
Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, Michigan 48073
Attn: Secretary
Telephone: (248) 737-4190
Facsimile: (248) 737-9110
With a copy to:
Donald J. Kunz
Honigman LLP
660 Woodward Avenue
2290 First National Building
Detroit, Michigan 48226
Email:    dkunz@honigman.com
(b)    Address for notices or communications to Dealer:
[To be inserted.]

7.    Representations and Warranties of Company. Company hereby represents and warrants to, and agrees with, Dealer on the date hereof, on the Trade Date for each Transaction, any day on which it makes any election in respect of any Transaction, including any election of Cash Settlement or Net Share Settlement (unless another date or dates are specified below) as follows:
(a)    No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Company of this Master Confirmation and each Supplemental Confirmation hereunder and the consummation of such Transaction (including, without limitation, the delivery of Shares on the Settlement Dates) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.
(b)    A number of Shares equal to the Maximum Transaction Number of Shares for such Transaction have been reserved for issuance by all required corporate action of Company. The Shares issuable under such Transaction have been duly authorized and, when delivered against payment therefor and otherwise as contemplated by the terms of such Transaction following the settlement of such Transaction in accordance with the terms and conditions of such Transaction, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
(c)    Company is not, and after giving effect to such Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(d)    Company is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).
(e)    (A) Company is not aware of any material nonpublic information regarding Company or the Shares and (B) Company is not entering into such Transaction nor making any election thereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(f)    No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act and Article Ninth of Company’s Articles of Incorporation, as amended and supplemented (the “Charter”).
(g)    Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.
(h)    Company (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into such Transaction; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transactions; and (C) is entering into such Transaction for a bona fide business purpose.
(i)    The assets of Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.
(j)    As of such date and as of each Settlement Date for such Transaction, Company is not and will not be insolvent, nor will Company be rendered insolvent as a result of such Transaction or its performance of the terms hereof.

(k)    Company understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(l)    Company will promptly, and in any event within three (3) Scheduled Trading Days, notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default with respect to Company, a Potential Event of Default with respect to Company or a Potential Adjustment Event.
(m)    Dealer is not acting as a fiduciary for or an adviser to Company in respect of such Transaction.
(n)    As of (i) the date hereof and (ii) such Trade Date, Company is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(o)    In connection with this Master Confirmation and the Transactions, it is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act.
(p)    COMPANY UNDERSTANDS THAT THE TRANSACTIONS HEREUNDER ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.
(q)    To the extent the parties have agreed (which for the avoidance of doubt may be agreed by phone call or email) to enter into a Transaction, Company shall execute a Supplemental Confirmation specifying such agreed terms and conditions of such Transaction as promptly as practicable following receipt of such Supplemental Confirmation from Dealer.
8.    Other Provisions.
(a)    Conditions to Dealer’s Obligations. Notwithstanding anything to the contrary in this Master Confirmation or the Agreement, Dealer’s obligations with respect to a Transaction shall be subject to the satisfaction or waiver by Dealer of the following conditions:
(i)    The representations and warranties of Company contained herein and in the Agreement (including as may be modified herein) shall be true and correct as of the Trade Date for such Transaction;
(ii)    Company shall have performed all of the covenants and obligations to be performed by Company on or prior to the Trade Date for such Transaction under the Agreement (including as may be modified herein) and hereunder;
(iii)    Company shall have executed the related Supplemental Confirmation for such Transaction;
(iv)    The representations and warranties of Company contained in the Equity Distribution Agreement and any certificate delivered pursuant thereto by Company shall be true and correct as of the Trade Date for such Transaction;
(v)    Company has performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to the Trade Date for such Transaction; and

(vi)    all of the conditions set forth in Section 9 of the Equity Distribution Agreement shall have been satisfied.
(b)    Limitations.
(i)    If at any time on any day on or after the Trade Date for a Transaction, (i) Dealer determines that the number of Shares Dealer or its affiliates theoretically would be short in order to hedge the equity price risk of such Transaction (such number of Shares, the “Theoretical Delta”) exceeds the total number of Shares then sold under the Prospectus as contemplated in the Equity Distribution Agreement and (ii) such day is a Suspension Day, then Dealer shall notify Company of the existence of such excess delta and Dealer shall have the right to adjust the terms of the Transaction as it determines appropriate to preserve the fair value of the Transaction to Dealer. A “Suspension Day” means any day (i) on which for any reason, the Prospectus contemplated by the Equity Distribution Agreement ceases to satisfy the requirements of the Equity Distribution Agreement, (ii) on which Dealer has not received the deliverables contemplated by Section 9 of the Equity Distribution Agreement or with respect to which Company has not satisfied its obligations under Section 7 of the Equity Distribution Agreement, in each case in form and substance satisfactory to Dealer or (iii) the Company, the Forward Hedge Seller or Dealer suspended any sale of Shares pursuant to Section 4 of the Equity Distribution Agreement.
(ii)    If, during the period from the Trade Date for a Transaction to the Sales Period Outside Date (as defined below) for such Transaction Dealer or its affiliates have, in connection with such Transaction, sold a number of Shares under the Prospectus as contemplated by the Equity Distribution Agreement that is less than the Transaction Number of Shares (such number of Shares, the “Sold Number of Shares”) for any reason, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction to the Sold Number of Shares (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction). “Sales Period Outside Date,” with respect to a Transaction, has the meaning given to such term in the Supplemental Confirmation for such Transaction.
(iii)    Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Hedge Settlement Date” (as defined in the Equity Distribution Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Hedge Settlement Date or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction).
(c)    Reserved.
(d)    Other Forwards. Dealer acknowledges that Company has entered or may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Confirmation(s)” (as defined in the Equity Distribution Agreement) with Forward Purchaser(s) (as defined in the Equity Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Company agree that if Company designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for such Transaction (the “Overlap Unwind Period”), Company shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.), and corresponding adjustments shall be made to the Exchange Business Days comprising such Unwind Period, including for purposes of determining the Unwind Price(s).
(e)    Acceleration Events. The occurrence of the following events following the first Contingency Exercise Date for any Transaction shall each constitute an “Acceleration Event” with respect to the Contingency Exercised Portion of such Transaction:
(i)    Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a Stock Loan Fee to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction that is greater than a rate equal to the Maximum Stock Loan Rate for such Transaction (each, a “Stock Borrow Event”);
(ii)    Dividends and Other Distributions. Company declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with such first Contingency Exercise Date being deemed a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for such Forward Price Reduction Date, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Company as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special”

dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii)    ISDA Termination. Either Dealer or Company has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;
(iv)    Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging Disruption or Change in Law; or
(v)    Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or in Article Ninth of the Charter that for any reason is, or after the Trade Date for such Transaction becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date for such Transaction) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.
(f)    Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply with respect to the Contingency Exercised Portion of the relevant Transaction, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Company fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Company as the sole Defaulting Party and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Company, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Company has designated a

Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.
(g)    Additional Adjustment. If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), on any Scheduled Trading Day, of borrowing a number of Shares equal to the Transaction Number of Shares to hedge in a commercially reasonable manner its exposure to the Contingency Exercised Portion of the applicable Transaction exceeds a weighted average rate equal to the Initial Stock Loan Rate, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to the Initial Stock Loan Rate during such Scheduled Trading Day. The Calculation Agent shall notify Company prior to making any such adjustment to the Forward Price.
(h)    Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the U.S. Bankruptcy Code in respect of the Company following the first Contingency Exercise Date for any Transaction (a “Bankruptcy Termination Event”), the Contingency Exercised Portion of such Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that such Transaction is a contract for the issuance of Shares by the Company.
[Signature page follows.]

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between Dealer and Company with respect to any Transaction contemplated by this Master Confirmation and return to us.
Yours faithfully,

[DEALER NAME]

By:
Name:
Title:
Agreed and Accepted By:
AGREE REALTY CORPORATION

By:

Name:
Title:
[Signature Page to Contingent Forward Master Confirmation]

APPENDIX 1
ADDITIONAL PROVISIONS
(a)    Interpretive Letter. The parties intend that this Master Confirmation and each Supplemental Confirmation hereunder constitute a “contract” as described in the letter dated October 6, 2003 submitted by Robert Reeder and Leslie Silverman to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).
(b)    Regulation M. Company agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M arising from transactions contemplated by the Equity Distribution Agreement and that neither it nor any affiliated purchaser will engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur on any Contingency Exercise Date or during any Unwind Period. In addition, Company represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(c)    Agreements and Acknowledgments regarding Shares.
(i)    In addition to the representations in Section 9.11 of the Equity Definitions, Company agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, and that such Shares will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(ii)    In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.
(iii)    Company shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).
(iv)    During any Unwind Period, Company shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session of the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Company to Dealer that such information is true and correct. In addition, Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Company acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Company acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to Company and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
(v)    Company shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Company or any of its affiliates, or any purchases by a party to a derivative transaction with Company or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any Cash Settlement or Net Share Settlement of any Component of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Company.
(d)    Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating (i) the Close-Out Amount pursuant to Section 6 of the Agreement and (ii) the amount due upon cancellation or termination of any Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Dealer may (but need not) determine such amount based on (A) expected losses assuming a commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss or (B) the price at which one or more market participants would offer to sell to or buy from, as applicable, Dealer a block of Shares equal in number to Dealer’s hedge position in relation to any Transaction.
(e)    Designation. Notwithstanding any provision of the Agreement to the contrary, Dealer shall be entitled to assign its rights and obligations hereunder and under any Credit Support Documents to make or receive cash payments or deliveries and other related rights to any affiliate of Dealer or any successor thereto (each, a “Dealer Affiliate”); provided that Company shall have recourse to Dealer in the event of the failure by a Dealer Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Dealer shall be limited to recoupment of Company’s monetary damages and Company hereby waives any right to seek specific performance by Dealer of its obligations hereunder.
(f)    Transfer or Assignment. Company may not transfer any of its rights or obligations under the Transaction without the prior written consent of Dealer. Notwithstanding any provision of the Agreement to the contrary, Dealer shall be entitled to transfer or assign its rights and obligations hereunder and under any Credit Support Document to any Dealer Affiliate (a “Designated Transferee”); provided that (1) the credit rating of the Designated Transferee or its guarantor (whichever is higher) is not lower than the rating of Dealer (or any Dealer guarantor) at the time of such transfer or assignment; (2) no Event of Default or Termination Event will occur as a result of such transfer or assignment; (3) as a result of any such transfer or assignment, Company will not (A) be required to pay the transferee or assignee of such rights or obligations on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than the amount, if any, that Company would have been required to pay Dealer in the absence of such transfer or assignment, or (B) receive from the transferee or assignee on any payment date an amount under Section 2(d)(i)(4) of the Agreement that is less than the amount that Company would have received from Dealer in the absence of such transfer or assignment; and (4) the transferee or assignee shall provide Company with a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8 (as applicable) prior to becoming a party to the Transaction. If at any time at which (A) the Section 16 Percentage exceeds 4.5%, (B) the Transaction Equity Percentage exceeds 8.0%, or (C) the Share Amount exceeds the Post-Effective Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of any Transaction to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Remaining Contingency Portion of any Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a Terminated Portion, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of the Remaining Contingency Portion of a Transaction having terms identical to the Remaining Contingency Portion of the relevant Transaction and the Maximum Number of Shares for each Component equal to the Maximum Number of Shares for each Component underlying the Terminated Portion, (2) Company were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Paragraph (k) below shall apply to any amount that is payable by Company to Dealer pursuant to this sentence as if Company was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Transaction Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the aggregate of the Maximum Transaction Number of Shares for all Transactions outstanding under this Master Confirmation as of such day and (2) the aggregate number of Shares underlying any other issuer forward transactions or warrant transactions between Dealer and Company, and (B) the denominator of which is the number of Shares outstanding.
(g)    Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation, and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party’s affiliates.
(h)    Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.
(i)    Waiver of Trial by Jury. EACH OF COMPANY AND Dealer HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS OR OTHER EQUITY HOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS MASTER CONFIRMATION, ANY SUPPLEMENTAL CONFIRMATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF Dealer OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
(j)    Governing Law. THIS MASTER CONFIRMATION, EACH SUPPLEMENTAL CONFIRMATION AND THE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT

FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT EITHER PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.
(k)    Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. To the extent the “Termination Settlement” provisions of Section 8(f) above do not apply, if (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (b) any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to all holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Company’s control, or (iii) an Event of Default in which Company is the Defaulting Party or a Termination Event in which Company is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Company’s control), and if Company would owe any amount to Dealer pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Obligation”), then Company shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below), unless (a) Company gives irrevocable telephonic notice to Dealer, confirmed in writing within one (1) Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable, of its election that the Share Termination Alternative shall not apply, (b) Company remakes the representations set forth in Section 7 of this Master Confirmation as of the date of such election and (c) Dealer agrees to such election, in which case the provisions of Section 12.7 or Section 12.9 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply.

Share Termination Alternative:
If applicable, Company shall deliver to Dealer the Share Termination Delivery Property on the date (the “Share Termination Payment Date”) on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or Section 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable, subject to Paragraph (l)(i) below, in satisfaction, subject to Paragraph (l)(ii) below, of the relevant Payment Obligation, in the manner reasonably requested by Dealer free of payment.

Share Termination Delivery Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the relevant Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the amount of Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price (without giving effect to any discount pursuant to Paragraph (l)(i) below).

Share Termination Unit Price:
The value to Dealer of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means. In the case of a Private Placement of Share Termination Delivery Units that are Restricted Shares (as defined below), as set forth in Paragraph (l)(i) below, the Share Termination Unit Price shall be determined by the discounted price applicable to such Share Termination Delivery Units. In the case of a Registration Settlement of Share Termination Delivery Units that are Restricted Shares (as defined below) as set forth in Paragraph (l)(ii) below, notwithstanding the foregoing, the Share Termination Unit Price shall be the Reference Price on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable. The Calculation Agent shall notify Company of the Share Termination Unit Price at the time of notification of such Payment Obligation to Company or, if applicable, at the time the discounted price applicable to the relevant Share Termination Units is determined pursuant to Paragraph (l)(i).

Share Termination Delivery Unit:
One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event. If such Nationalization, Insolvency or Merger Event involves a choice of Exchange Property to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Inapplicable

Other applicable provisions:
If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.11 and 9.12 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to a Transaction means that the Share Termination Alternative is applicable to such Transaction.

(l)    Registration/Private Placement Procedures. If, in the reasonable opinion of Dealer, following any delivery of Shares or Share Termination Delivery Property to Dealer hereunder, such Shares or Share Termination Delivery Property would be in the hands of Dealer subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Share Termination Delivery Property pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Share Termination Delivery Property being “restricted securities”, as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Share Termination Delivery Property being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Share Termination Delivery Property, “Restricted Shares”), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) below at the election of Company, unless Dealer waives the need for registration/private placement procedures set forth in (i) and (ii) below.
(i)    If Company elects to settle a Transaction pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Company shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Company may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Company to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer). Company shall use its best efforts to cause the Private Placement Settlement of such Restricted Shares to include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall determine the appropriate discount to the Share Termination Unit Price (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or premium to any Forward Price (in the case of settlement of Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) applicable to such Restricted Shares in a commercially reasonable manner and appropriately adjust the number of such Restricted Shares to be delivered to Dealer hereunder. Notwithstanding anything to the contrary in the Agreement or this Master Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by Dealer to Company of such applicable discount or premium, as the case may be, and the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Share Termination Payment Date (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or on the Settlement Date for such Restricted Shares (in the case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation).
(ii)    If Company elects to settle a Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Company shall promptly (but in any event no later than the beginning of the Resale

Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Dealer, to cover the resale of such Restricted Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Dealer. If Dealer, in its sole reasonable discretion, is not satisfied with such procedures and documentation Private Placement Settlement shall apply. If Dealer is satisfied with such procedures and documentation, it shall sell the Restricted Shares pursuant to such registration statement during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Restricted Shares (which, for the avoidance of doubt, shall be (x) the Share Termination Payment Date in case of settlement in Share Termination Delivery Units pursuant to Paragraph (k) above or (y) the Settlement Date in case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) and ending on the Exchange Business Day on which Dealer completes the sale of all Restricted Shares or, in the case of settlement of Share Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales equals or exceeds the Payment Obligation (as defined above). If the Payment Obligation exceeds the realized net proceeds from such resale, Company shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following such resale the amount of such excess (the “Additional Amount”) in cash or in a number of Shares (“Make-whole Shares”) in an amount that, based on the Reference Price on such day, has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Company elects to pay the Additional Amount in Shares, the requirements and provisions for Registration Settlement shall apply. This provision shall be applied successively until the Additional Amount is equal to zero. In no event shall Company deliver a number of Restricted Shares under a Transaction greater than the Capped Number (as defined below) for such Transaction.
(iii)    Without limiting the generality of the foregoing, Company agrees that (A) any Restricted Shares delivered to Dealer in connection with a Transaction may be transferred by and among Dealer and its affiliates and Company shall effect such transfer without any further action by Dealer and (B) after the period of six (6) months from the Trade Date of such Transaction (or one (1) year from the Trade Date of such Transaction if, at such time, informational requirements of Rule 144(c) under the Securities Act are not satisfied with respect to Company) has elapsed in respect of any Restricted Shares delivered to Dealer, Company shall promptly remove, or use its best efforts to cause the transfer agent for such Restricted Shares to remove, any legends referring to any such restrictions or requirements from such Restricted Shares upon request by Dealer (or such affiliate of Dealer) to Company or such transfer agent, without any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer). Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date for such Transaction, the agreements of Company herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Company, to comply with Rule 144 of the Securities Act, as in effect at the time of delivery of the relevant Shares or Share Termination Delivery Property.
(iv)    If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii), as applicable, with respect to a Transaction, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Company shall be the Defaulting Party.
(m)    Tax Disclosure. Effective from the date of commencement of discussions concerning the Transactions, Company and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to Company relating to such tax treatment and tax structure.

(n)    Status of Claims in Bankruptcy. Dealer acknowledges and agrees that this Master Confirmation is not intended to convey to Dealer rights against Company with respect to any Transaction that are senior to the claims of common stockholders of Company in any United States bankruptcy proceedings of Company; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Company of its obligations and agreements with respect to any Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transactions.
(o)    Acknowledgments: The parties hereto agree and acknowledge that:
(i)    Dealer is a “swap participant” and “financial participant” within the meaning of Sections 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).
(ii)    This Master Confirmation and each Supplemental Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code and any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction is a “margin payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code, (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code and constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code and (iii) a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code.
(iii)    The rights given to Dealer hereunder, under each Supplemental Confirmation, the Agreement and any Credit Support Document upon the occurrence of an Event of Default with respect to the other party constitute a “contractual right” to cause the liquidation, termination or acceleration of, and to offset or net out termination values, payment amounts and other transfer obligations under or in connection with a “securities contract” and a “swap agreement” and a “contractual right” under a security agreement or arrangement forming a part of or related to a “securities contract” and a “swap agreement,” as such terms are used in Sections 555, 560, 561, 362(b)(6) and 362(b)(17) of the Bankruptcy Code.
(iv)    Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.
(p)    Agreements Regarding the Supplemental Confirmation.
(i)    Company accepts and agrees to be bound by the contractual terms and conditions as set forth in each Supplemental Confirmation.
(ii)    Company and Dealer agree and acknowledge that (X) the Transactions contemplated by this Master Confirmation and each Supplemental Confirmation will be entered into in reliance on the fact that this Master Confirmation and such Supplemental Confirmation form a single agreement between Company and Dealer, and Dealer would not otherwise enter into such Transaction, (Y) this Master Confirmation, together with such Supplemental Confirmation, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); and (Z) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(iii)    Company and Dealer further agree and acknowledge that this Master Confirmation, together with each Supplemental Confirmation, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
(q)    Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).
(r)    Agreements and Acknowledgements Regarding Hedging. Company understands, acknowledges and agrees that: (A) at any time on and prior to the last Settlement Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to each Transaction; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to Company.
(s)    Payment by Dealer. In the event that (i) an Early Termination Date occurs or is designated with respect to a Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Dealer owes to Company an amount calculated under Section 6(e) of the Agreement, or (ii) Dealer owes to Company, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.
(t)    Listing of Shares. Company shall have submitted an application for the listing of the Maximum Transaction Number of Shares for each Transaction on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Contingency Premium Payment Date for each such Transaction. Company agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.
(u)    Confidentiality. Dealer and Company agree that (i) Company is not obligated to Dealer to keep confidential from any and all persons or otherwise limit the use of any element of Dealer’s descriptions relating to tax aspects of the Transactions contemplated hereby and any part of the structure necessary to understand those tax aspects, and (ii) Dealer does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Company.
(v)    [Conduct Rules. Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.][Reserved.]
(w)    Tax Matters.
(i)    Withholding Tax under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(ii)    871(m). “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. For the avoidance of doubt, any such tax imposed under Section 871(m) of the Code is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(iii)    Stamp Tax. Company shall pay and, within three Local Business Days of demand, indemnify Dealer against any cost, loss or liability that Dealer incurs in relation to all stamp, registration, documentation, transfer or similar tax (including interest, penalties and additions thereto) payable in respect of or in connection with the Agreement and the Transactions. Dealer shall be under no obligation to make any payment under Section 4(e) of the Agreement.
(iv)    Payor Representations. For the purpose of Section 3(e) of the Agreement, each party represents that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, a party may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(v)    Payee Representations. For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations: (A) [insert Dealer’s tax representations]; and Company makes the following representations: (A) it is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and (B) It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).
(x)    Delivery or Receipt of Cash. For the avoidance of doubt, other than receipt of the Contingency Premium by Company, nothing in this Master Confirmation shall be interpreted as requiring Company to cash settle any Transaction, except in circumstances where cash settlement is within Company’s control (including, without limitation, where Company elects to deliver or receive cash, or where Company has made Private Placement Settlement unavailable due to the occurrence of events within its control) or in those circumstances in which holders of Shares would also receive cash.
(y)    Disclaimer. Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”). Obligations of Dealer hereunder are not protected by SIPC or any other organization or authority.
(z)    Indemnity and Limitation on Liability. Company agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any Transaction hereunder (other than any ordinary trading losses which may be incurred by Dealer in connection with the Transaction), and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Company. Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, willful misconduct or gross negligence. Company also agrees that no Indemnified Party shall have any liability to Company or any person asserting claims on behalf of or in right of Company in connection with or as a result of any matter referred to in this Master Confirmation, any Supplemental Confirmation or the Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Company result from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, or the Indemnified Party’s gross negligence or willful misconduct. The provisions of this Paragraph (z) shall survive completion of each Transaction contemplated by this Master Confirmation and any assignment or transfer pursuant to this Master Confirmation and shall inure to the benefit of any permitted assignee of Dealer. Notwithstanding any other provision herein, neither Company nor Dealer will be liable for special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen.
(aa)    Risk Disclosure. Company represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.
(bb)    Amendments to the Equity Definitions.
(i)    Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “an”; and adding the phrase “or the Transaction” at the end of the sentence.
(ii)    Section 11.2(c) of the Equity Definitions is hereby amended by (v) replacing the words “a diluting or concentrative” with “an” in the fifth line thereof, (w) adding the phrase “or the Transaction” after the words “the relevant Shares” in the same sentence, (x) deleting the second appearance of the word “will” in the same sentence and replacing it with the word “may”, (y) deleting the words “diluting or concentrative” in the sixth to last line thereof and (z) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”
(iii)    Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and adding the phrase “the Transaction” at the end of the sentence; provided that it shall also constitute a Potential Adjustment Event if a Disrupted Day occurs or is continuing on or following the Trade Date and prior to the Contingency Expiration Date for the final Component of a Transaction.
(iv)    Section 12.2(d) of the Equity Definitions is hereby amended by deleting the word “shall” in the second line thereof and replacing it with the word “may”.
(v)    Section 12.3(d) of the Equity Definitions is hereby amended by deleting the word “shall” in the third line thereof and replacing it with the word “may”.
(vi)    Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) inserting “(1)” immediately following the word “means” in the first line thereof and (2) inserting immediately prior to the semi-colon at the end of subsection (B) thereof the following words: “or (2) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the Agreement with respect to that Issuer”.
(vii)    Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:
(A)    deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and
(B)    replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence.
(viii)    Section 12.9(b)(v) of the Equity Definitions is hereby amended by:
(A)    adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and
(B)    (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.” and (4) deleting clause (X) in the final sentence.
(ix)    Section 12.9(b)(vi) of the Equity Definitions is hereby amended by:
(A)    adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and
(B)    (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting the final sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.”
(cc)    Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder or be entitled to take delivery of any Shares deliverable hereunder, to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Section 16 Percentage would exceed 4.5%, or (ii) the Share Amount would exceed the Post-Effective Limit. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Section 16 Percentage would exceed 4.5%, or (ii) the Share Amount would exceed the Post-Effective Limit. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Company’s obligation to make such delivery shall not be extinguished and Company shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Company that, after such delivery, (i) the Section 16 Percentage would not exceed 4.5%, and (ii) the Share Amount would not exceed the Post-Effective Limit.
(dd)    Maximum Share Delivery.
(i)    Notwithstanding any other provision of this Master Confirmation, the Agreement or the Equity Definitions, in no event will Company at any time be required to deliver to Dealer a number of Shares greater than the Capped Number for a Transaction in connection with such Transaction. “Capped Number,” with respect to a Transaction, means a number of Shares equal to 1.5 multiplied by the Maximum Transaction Number of Shares for such Transaction.
(ii)    In the event Company shall not have delivered to Dealer the full number of Shares or Restricted Shares otherwise deliverable by Company to Dealer pursuant to the terms of a Transaction because Company has insufficient authorized but unissued Shares that are not reserved for other transactions (such deficit, the “Deficit Shares”), Company shall be continually obligated to deliver, from time to time, Shares or Restricted Shares, as the case may be, to Dealer until the full number of Deficit Shares have been delivered pursuant to this Paragraph (dd)(ii), when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Company or any of its subsidiaries after the Trade Date for the applicable Transaction (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares previously reserved for issuance in respect of other transactions become no longer so reserved or (C) Company additionally authorizes any unissued Shares that are not reserved for other transactions; provided that in no event shall Company deliver any Shares or Restricted Shares to Dealer pursuant to this Paragraph (dd)(ii) to the extent that such delivery would cause the aggregate number of Shares and Restricted Shares delivered to Dealer to exceed the Capped Number for such Transaction.
(ee)    Right to Extend. Dealer may postpone or add, in whole or in part, any Contingency Expiration Date or any other date of valuation, payment or delivery with respect to some or all of any Transaction hereunder (in which event the Calculation Agent shall make appropriate adjustments to the Maximum Number of Shares with respect to one or more Components) if Dealer determines, in its reasonable discretion, that such extension is necessary or appropriate to preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer or one of its affiliates to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer or such an affiliate were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.
(ff)    10b5-1 Plan.
(i)    Company is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Company acknowledges that it is the intent of the parties that following any election of Cash Settlement or Net Share Settlement by Company, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).
(ii)    During the term of any Transaction and in connection with the delivery of any Share Termination Delivery Property for any Transaction, Dealer (or its agent or affiliate) may effect transactions in Shares in connection with such Transaction. The timing of such transactions by Dealer, the price paid or received per Share pursuant to such transactions and the manner in which such transactions are made, including, without limitation, whether such transactions are made on any securities exchange or privately, shall be within the sole judgment of Dealer. Company acknowledges and agrees that all such transactions shall be made in Dealer’s sole judgment and for Dealer’s own account.
(iii)    Company does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agent or affiliate) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with any Transaction, including, without limitation, the price paid per Share pursuant to such purchases, whether such purchases are made on any securities exchange or privately and how, when or whether Dealer (or its agent or affiliate) enters into any hedging transactions. Dealer represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.
(iv)    Company acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Company or any officer, director, manager or similar person of Company is aware of any material non-public information regarding Company or the Shares.
(v)    Company shall not, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its affiliates who is directly involved with the hedging of and trading with respect to each Transaction and whose name is set forth on a list to be provided by Dealer, which list may be updated by Dealer from time to time.
(gg)    Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation or any Supplemental Confirmation by signing and delivering one or more counterparts. The words “execution,” “signed,” “signature,” and words of like import in the Agreement, this Master Confirmation, any Supplemental Confirmation or in any other certificate, agreement or document related to the Agreement, this Master Confirmation or any Supplemental Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

EXHIBIT A
FORM OF SUPPLEMENTAL CONFIRMATION
Date:    [___], 20[___]
From:    [Dealer Name]
To:     Agree Realty Corporation
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer Name] (“Dealer”) and Agree Realty Corporation (“Company”), on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Company as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation – Contingent Forward Transactions dated as of [•], 20[•] between Dealer and Company (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[___], 20[___]

Maturity Date:	[___], 20[___]

Maximum Transaction Number of Shares:	[___] Shares

Initial Forward Price:	USD [___]

Contingency Premium:	USD [___]

Initial Share Price:	USD [___]

Forward Hedge Selling Commission Rate:	[insert ATM fee for contingent forward]%

Spread:	[___]

Sales Period Outside Date:	[___], 20[___]

The Forward Price Reduction Dates and Forward Price Reduction Amounts for the Transaction are as set forth below.

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD0

[___], 20[___]	USD [___]

[___], 20[___]	USD [___]

[___], 20[___]	USD [___]

[___], 20[___]	USD [___]
For each Component of the Transaction, the Maximum Number of Shares and the Contingency Expiration Dates are as set forth below.

Component Number	Maximum Number of Shares	Contingency Expiration Date

1	[___]	[___], 20[___]

2	[___]	[___], 20[___]

3	[___]	[___], 20[___]

…	[___]	[___], 20[___]
[Signature Page Follows.]

Company hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending an executed copy to us.
Yours sincerely,

[DEALER NAME]

By:
Name:
Title:
Confirmed as of the date first above written:
AGREE REALTY CORPORATION

By:
Name:
Title:

Exhibit 3(f)
Form of Terms Agreement
AGREE REALTY CORPORATION
Common Stock
TERMS AGREEMENT
, 20[ ☐ ]
[ ☐ ]1
Ladies and Gentlemen:
Agree Realty Corporation (the “Company”) proposes, subject to the terms and conditions set forth herein and in the Equity Distribution Agreement, dated April [24], 2026 (the “Equity Distribution Agreement”), among the Company, Agree Limited Partnership (the “Operating Partnership”) and Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, each as “Agent,” Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as Forward Seller and Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A. (or an affiliate thereof), Jefferies LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Morgan Stanley Capital Services, LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated, each as Forward Purchaser, to issue and sell to the undersigned, as principal (the “Principal”) for resale the shares of the Company’s Common Stock specified in the Schedule attached hereto (the “Purchased Shares”). [The Company also proposes to issue and sell to the Principal the additional shares of Common Stock, specified in the Schedule attached hereto (“Additional Shares”), if and to the extent that the Principal shall have determined to exercise its right to purchase such Additional Shares.]
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement, which are incorporated herein by reference, the Company agrees to issue and sell to the Principal and the latter agrees to purchase from the Company the Purchased Shares at the Time of Delivery and Closing Location (each as set forth in the Schedule attached hereto) and at the purchase price (“Purchase Price”) set forth in the Schedule attached hereto.
[In addition, the Company agrees to sell to the Principal the Additional Shares, and the Principal shall have the right to purchase up to [ ☐ ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Principal for any Additional Shares shall be reduced by an amount per Share equal to any dividends declared by the Company and payable on the Purchased Shares but not payable on such Additional Shares. The Principal may exercise
1 To be name and address of the applicable Agent.

this right, in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Terms Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Principal and the date on which such Additional Shares are to be purchased (such date and time being herein referred to as the “Option Settlement Date”). Each Option Settlement Date must be at least one business day after the written notice is given and may not be earlier than the Time of Delivery for the Purchased Shares set forth in the Schedule attached hereto, nor later than ten business days after the date of such notice. Payment of the Purchase Price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same location as the payment for the Purchased Shares.]
The Purchased Shares [and the Additional Shares] shall be registered in such names and in such denominations as the Principal shall request in writing not later than one full business day prior to the Time of Delivery [or the applicable Option Settlement Date, as the case may be.] The Purchased Shares [and the Additional Shares] shall be delivered to the Principal at the Time of Delivery [or an Option Settlement Date, as the case may be,] with any transfer taxes payable in connection with the transfer of the Shares to the Principal duly paid, against payment of the Purchase Price therefor.
All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement. Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Principal, as agent of the Company, of offers to purchase Shares is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery [and any Option Settlement Date], except that each representation and warranty in Section 6 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[,] [and] the Time of Delivery [and any Option Settlement Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares [and the Additional Shares].
An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Principal is now proposed to be filed with the Securities and Exchange Commission, and will be filed promptly.
This Terms Agreement and any claim, controversy or dispute arising under or related to this Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its choice of law provisions.
If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the

Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Principal, the Operating Partnership and the Company.

AGREE REALTY CORPORATION,

By:
Name:
Title:

AGREE LIMITED PARTNERSHIP

By:
Name:
Title:

ACCEPTED as of the date first above written:

[ ☐ ],[2]

By:
Name:
Title:
2 To be name of the applicable Principal.

Schedule to Exhibit 3(f)
Title of Purchased Shares [and Additional Shares]:
Common Stock, par value $0.0001 per share
Number of Purchased Shares:
[ ☐ ]
[Number of Additional Shares:
[ ☐ ]]
Price to Public:
[ ☐ ]
Purchase Price (by the Principal):
[ ☐ ]
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
Free delivery of the Shares to the Principal’s account at the Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
[ ☐ ]
Closing Location:
[ ☐ ]
Documents to be Delivered at the Time of Delivery:
The following documents referred to in the Equity Distribution Agreement shall be delivered at the Time of Delivery:
(1)    The opinions referred to in Sections 7(p), 7(q) and 7(r).
(2)    The accountants’ letters referred to in Section 7(s).
(3)    The officers’ certificate referred to in Section 7(o).

(4)    Such other documents as the Principal shall reasonably request.
[Documents to be Delivered at the Option Settlement Date:
The obligations of the Principal to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Settlement Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Settlement Date and other matters related to the issuance of such Additional Shares.]

Exhibit 7(o)
OFFICERS’ CERTIFICATE
Pursuant to Section 7(o) of the Equity Distribution Agreement by and among Agree Realty Corporation, a Maryland corporation (the “Company”), Agree Limited Partnership, a Delaware limited partnership and each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC (“Morgan Stanley”), Raymond James & Associates, Inc. (“Raymond James”), Regions Securities LLC (“Regions”), Robert W. Baird & Co. Incorporated (“Baird”), SMBC Nikko Securities America, Inc., Samuel A. Ramirez & Company, Inc. and Stifel, Nicolaus & Company, Incorporated (“Stifel”), each as sales agents and/or principal and/or forward seller (except with respect to BTIG, LLC), and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser, and Wells Fargo Bank, National Association, Baird, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley, Morgan Stanley Capital Services LLC, Nomura Global Financial Products Inc., Raymond James, Regions and Stifel, each as forward purchaser, dated April 24, 2026 (the “Equity Distribution Agreement”), each of the undersigned, Joel Agree, the duly qualified and elected Chief Executive Officer and President, and Peter Coughenour, the duly qualified and elected Chief Financial Officer and Secretary of the Company, hereby certifies solely in such capacity and on behalf of the Company, that to the best of their knowledge:

(i)    the representations and warranties of the Company in Section 6 of the Equity Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii)    the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof.
Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.
[Signature page follows]

By:
Name:
Title:

By:
Name:
Title:
Date:

Exhibit 7(p)
Form of Legal Opinion of Honigman LLP

Exhibit 7(q)
Form of Tax Opinion of Honigman LLP

Exhibit 7(r)
Form of Legal Opinion of Ballard Spahr LLP

Exhibit 14
Form of Joinder
Reference is made to the Equity Distribution Agreement, dated April 24, 2026 (the “Distribution Agreement”), by and among Agree Realty Corporation, a Maryland corporation (the “Company”), Agree Limited Partnership, a Delaware limited partnership and each of the Agents and Forward Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement. This joinder letter (this “Joinder”) is the joinder agreement described in Section 14 of the Distribution Agreement and sets forth the understanding of the parties hereto regarding the participation of the undersigned (the “Additional Agent”) in the transactions described in the Distribution Agreement.
In accordance with Section 14 of the Distribution Agreement, the Additional Agent and the Company hereby acknowledge, agree and confirm that, (i) by such Additional Agent’s execution of this Joinder, the Additional Agent hereby joins the Distribution Agreement as an [Agent] [Forward Purchaser], (ii) the Additional Agent shall be deemed to be [an Agent] [Forward Purchaser], and each reference to [“Agent”] [“Forward Purchaser”] in the Distribution Agreement shall be deemed to include a reference to the Additional Agent mutatis mutandis, (iii) the Additional Agent shall be bound by the terms and conditions of the Distribution Agreement applicable to [an Agent] [a Forward Purchaser] and (iv) at and after the effectiveness of this Joinder the Additional Agent shall be a beneficiary of all representations and warranties made by, and agreements and obligations of, the Company in the Distribution Agreement to the same extent as the same are applicable to [an Agent][a Forward Purchaser] thereunder.
This Joinder shall become effective upon the execution by the Additional Agent and the Company and delivery of a copy of this Joinder to each Agent and Forward Purchaser under the Distribution Agreement. This Joinder may not be amended or modified unless in writing by all of the parties hereto and each other Agent and Forward Purchaser under the Distribution Agreement.
This Joinder and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Joinder shall be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, this Joinder does not prohibit or restrict the Company from filing an arbitration claim in the FINRA arbitration forum as specified in FINRA rules.
The Company and the Additional Agent each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Joinder.
This Joinder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Joinder may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
[Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Additional Agent has executed this Joinder effective as of the date first written above.

[ADDITIONAL AGENT]

By:
Name:
Title:

Accepted and agreed to as of the date first written above

AGREE REALTY CORPORATION

By:
Name:
Title:

AGREE LIMITED PARTNERSHIP

By:
Name:
Title: